UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
VARONIS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

1250 Broadway, 29th Floor
New York, NY 10001
On behalf of the Board of Directors, I warmly invite you to attend the 2022 Annual Meeting of Stockholders of Varonis Systems, Inc., to be held at 10:00 a.m., Eastern Daylight Time, on May 25, 2022, at www.virtualshareholdermeeting.com/VRNS2022. This year, similar to last year, the meeting will be held virtually, and will provide our stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting.
At this year’s meeting, you will be asked to:
(1)	Elect four Class II director nominees listed in the Proxy Statement;
(2)	Approve, on a non-binding, advisory basis, the compensation of our named executive officers;
(3)	Ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for 2022; and
(4)	Consider such other business as may properly come before the 2022 Annual Meeting of Stockholders and any adjournments or postponements thereof.
The Board of Directors recommends that you vote FOR each of the nominees listed in the Proxy Statement and FOR items 2 and 3.
Your vote is important. We encourage you to vote by any of the methods described below even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting. If you decide to attend the Annual Meeting via the internet, you can still vote your shares if you wish.
On behalf of the Board of Directors, I thank you for your cooperation and for considering the matters presented in the Proxy Statement.
Very truly yours,

Chief Executive Officer, President
and Chairman of the Board of Directors

April 12, 2022

NOTICE OF 2022 ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT
DATE AND TIME:	May 25, 2022 at 10:00 a.m., Eastern Daylight Time

PLACE:	The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will be held in a virtual format at the following virtual meeting site: www.virtualshareholdermeeting.com/VRNS2022

ITEMS OF BUSINESS:	(1)	To elect four Class II director nominees listed in the Proxy Statement;

	(2)	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

	(3)	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“E&Y”), as the independent registered public accounting firm of the Company for 2022; and
	(4)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice of 2022 Annual Meeting of Stockholders.

WHO CAN VOTE:	The record date for the Annual Meeting is March 31, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

VOTING:
Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares by telephone, through the internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Even if you have voted by proxy card, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, if you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

STOCKHOLDER LIST:
A list of the names of stockholders entitled to vote at the Annual Meeting will be available to stockholders for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting. Please contact James Arestia, Vice President, Investor Relations, at jarestia@varonis.com or at (646) 640-2149, if you wish to examine the list prior to the Annual Meeting. The stockholder list will also be available during the Annual Meeting for examination by any stockholder at www.virtualshareholdermeeting.com/VRNS2022.

By Order of the Board of Directors,

Vice President, General Counsel
and Corporate Secretary
April 12, 2022
New York, NY
Important notice regarding the availability of Proxy materials for the meeting to be held virtually on May 25, 2022 at 10:00 a.m., Eastern Daylight Time at www.virtualshareholdermeeting.com/VRNS2022.
This Notice of the 2022 Annual Meeting of Stockholders of Varonis Systems Inc. (“we”, “us”, “Varonis”, or the “Company”) and the accompanying Proxy Statement are being distributed or made available, as the case may be, on or about April 12, 2022, and the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at www.proxyvote.com.

2021 FINANCIAL BUSINESS HIGHLIGHTS

Varonis had an exceptional 2021 marked by a number of achievements, including:
•	annualized recurring revenue (“ARR”) of $387.1 million as of the end of Q4, representing growth of 35% year-over-year;
•	full year revenues of $390.1 million, representing growth of 33% year-over-year;
•	our first quarter surpassing $100.0 million in revenues, which we achieved in Q3;
•	continued strong license adoption trends by both new and existing customers;
•	the strengthening of our balance sheet through a $517.0 million follow-on offering; and
•	the launch of SaaS-based DatAdvantage Cloud and Data Classification Cloud to bring data-centric security and data discovery context to additional mission-critical cloud services.

i

ii

PROXY STATEMENT SUMMARY
This Proxy Statement is being furnished to the stockholders of Varonis Systems, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at the 2022 Annual Meeting of Stockholders to be held at the date and place detailed below. This summary highlights information about the Company and certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.
2022 ANNUAL MEETING OF STOCKHOLDERS
Place: www.virtualshareholdermeeting.com/VRNS2022	Date: May 25, 2022
Record Date: March 31, 2022	Time: 10:00 a.m., Eastern Daylight Time
Voting Matters and Board Recommendations
Proposal	Board Vote Recommendation	Page
Proposal 1 – Election of Directors	FOR each of the nominees	5
Proposal 2 – Advisory Vote to Approve Executive Compensation	FOR	9
Proposal 3 – Auditor Ratification Proposal	FOR	10
Casting Your Vote
	How to Vote	Stockholders of Record (Shares registered in your name with Varonis’s transfer agent)	Street Name Holders (Shares held through a Broker, Bank or Other Nominee)
Internet	Visit the applicable voting website	www.proxyvote.com	www.proxyvote.com
Telephone	Within the United States, U.S. Territories and Canada, call toll-free	1-800-690-6903	Refer to voting instruction form.
Mail	Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided to you.
Virtually	Vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VRNS2022		Refer to voting instruction form.
1

Board Nominees
You are being asked to vote on the following four nominees for directors to serve in Class II, with a term expiring at the 2025 Annual Meeting of Stockholders. Information about each director’s experiences, qualifications, attributes and skills can be found in the section below titled “Proposal No. 1: Election of Directors”.
Name	Age	Director Since	Independent	Committee Memberships
				AC	CC	NCGC	TC
Carlos Aued	63	2022	Yes
Kevin Comolli	62	2004	Yes
John J. Gavin, Jr.	66	2013	Yes
Fred van den Bosch	75	2013	Yes
AC: Audit Committee - Committee Chairperson	- Committee Chairperson
CC: Compensation Committee
NCGC: Nominating and Corporate Governance Committee
TC: Technology Committee
CORPORATE GOVERNANCE HIGHLIGHTS
• 10 of our 11 Directors are independent
• Independent Lead Director
• Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist solely of independent directors
• Approximately 55% of directors are gender and/or ethnically diverse, including two female directors
• Robust risk oversight by Board and committees
• Executive sessions of independent directors

• At least 75% average Board and committee meeting attendance for each director in 2021
• Focus on board refreshment, with 60% of the Company’s independent directors having served seven years or fewer, and more than 1/4 of the Company’s directors having joined since 2021
• Annual Board and Board committee self-evaluations
• No stockholder rights plan or “poison pill”
• Single class of shares so that all stockholders have an equal vote

• Comprehensive code of ethics and business conduct and corporate governance guidelines (“Corporate Governance Guidelines”)
• Compensation “claw-back” policy
• Stock ownership guidelines for directors and executive officers
• Policy prohibiting hedging and pledging of shares owned by directors, executive officers and employees
• Social initiatives stemming from Corporate Responsibility beliefs

2

Board Skills and Experience
Our Board takes a holistic approach to building its composition with directors who collectively add significant value to the Company’s strategic decisions and who enable the Board as a whole to provide oversight of management and accountability to our stockholders. The Board and the Nominating and Corporate Governance Committee believe the skills, qualities, attributes, experience and diversity of backgrounds of our directors provide us with a diverse range of perspectives to effectively address our evolving needs and represent the best interests of our stockholders.

Carlos Aued	Kevin Comolli	Yaki Faitelson	John J. Gavin, Jr.	Gili Iohan	Avrohom J. Kess	Ohad Korkus	Tom Mendoza	Rachel Prishkolnik	Ofer Segev	Fred van den Bosch
Industry and IT/Technical Expertise	●	●	●	●	●		●	●		●	●
Global/International Experience	●	●	●	●	●	●	●	●	●	●	●
Senior Leadership Experience	●	●	●	●	●	●	●	●	●	●	●
Sales and Marketing Experience	●	●	●	●	●			●	●	●	●
Diversity	●		●		●		●		●	●	
Emerging Technologies Experience	●	●	●		●		●				●
Cloud Computing	●	●	●				●				●
Financial Knowledge		●	●	●	●	●			●	●	●
Governance, Risk Oversight and Compliance		●	●	●	●	●		●	●	●	
Human Capital Management		●	●	●	●	●		●	●	●	●
Other Public Company Board Experience				●	●			●		●	●

3

Board Diversity Matrix
The Nominating and Corporate Governance Committee and the Board seek candidates with a broad diversity of knowledge, experience and demonstrated expertise in areas of importance to our Company. In addition, although the Company has no formal policy with respect to the consideration of traditional diversity factors such as race and gender in the nominating process, the Company is disclosing its Board Diversity Matrix in compliance with Nasdaq Rule 5606(a) – as well as certain additional diversity categories listed below the matrix – to reflect the diverse attributes that the Company values on its Board.
Board Diversity Matrix (as of April 12, 2022)
Total Number of Directors	11
	Female	Male	Non Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	9	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	8	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-
Directors who identify as Middle Eastern: 4
4

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL NO. 1: ELECTION OF DIRECTORS
Pursuant to our Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes. We refer to these classes as Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. The terms of our directors will expire upon the election and qualification of successor directors (which may be incumbent directors) as follows: for Class II directors, at the Annual Meeting; for Class III directors, at the 2023 Annual Meeting of Stockholders; and for Class I directors, at the 2024 Annual Meeting of Stockholders.
The Board of Directors presently has 11 members. As stated above, the term of each of the four Class II directors expires at the Annual Meeting. If elected at the Annual Meeting, each of the director nominees will serve until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote on the election of directors. Accordingly, the four nominees receiving the highest number of affirmative “for” votes will be elected. Each person nominated for election has consented to being named in this Proxy Statement and to serve if elected. The nominees are not being nominated pursuant to any arrangement or understanding with any person.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, “for” the election of the nominees named below. If any nominee becomes unavailable for election as a result of any presently unforeseen reason, the persons named as proxies will have the right to use their discretion to vote shares pursuant to such proxy for a substitute. Our Board of Directors has no reason to believe that any substitute nominee or nominees will be required, and all of the nominees have indicated that they will be willing and able to serve as directors.
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
CLASS II DIRECTOR NOMINEES
CARLOS AUED	Age: 63
Position, Principal Occupation and Professional Experience:
Director, Varonis Systems, Inc. Mr. Aued has served as a director of the Company since January 2022. Mr. Aued served as Leader of Systems Architect/Systems Engineers in a number of verticals, including healthcare, retail, financial, education and public sector over the last 25 years at Cisco Systems, Inc until his retirement in December 2021. Prior to that, Mr. Aued held pre-sales technology leadership positions with a number of companies including Micom, Unisys and BayNetworks.

Other Current and Past Directorships: None.
Director Qualifications: Our Board of Directors believes that Mr. Aued possesses specific attributes that qualify him to serve as a director, including his experience in leadership roles at a large corporation and expertise in the areas of technology and sales.

KEVIN COMOLLI	Age: 62
Position, Principal Occupation and Professional Experience:
Partner, Accel. Mr. Comolli has served as a director of the Company since 2004. Mr. Comolli has been a partner at Accel, a global venture capital and growth equity firm, since 2000.

Other Current and Past Directorships: Mr. Comolli has experience serving as a director of more than ten private software companies.
Director Qualifications: Our Board of Directors believes that Mr. Comolli possesses specific attributes that qualify him to serve as a director, including his experience in the software and technology industry as an investment professional, his experience as a senior leader involved with global emerging software, technology and cloud computing companies, and a member of the boards of other companies in the industry.

JOHN J. GAVIN, JR.	Age: 66
Position, Principal Occupation and Professional Experience:
Director, Varonis Systems, Inc. Mr. Gavin has served as a director of the Company since 2013. Mr. Gavin is an industry veteran with more than 40 years of financial and operational management experience. He most recently served as the Executive Vice President and Chief Financial Officer for BladeLogic, a leading data center automation software provider, from 2007 to 2008. Prior to joining BladeLogic, Mr. Gavin served as the Chief Financial Officer for several companies, including Data General Corporation, Cambridge Technology Partners (CTP) and NaviSite, Inc. Mr. Gavin also worked in various positions in the audit practice of Price Waterhouse from 1978 to 1988.

Other Current and Past Directorships: Mr. Gavin served as a director of Cimpress plc (Nasdaq: CMPR) from 2006 to 2021. Mr. Gavin also served as a director of BroadSoft, Inc. from 2010 to 2018, Qlik Technologies Inc. from 2010 to 2016, and Ascential Software from 2001 to 2004.

Director Qualifications: Our Board of Directors believes that Mr. Gavin possesses specific attributes that qualify him to serve as a director, including his experience as a chief financial officer of multiple public companies, as a member of the board, audit, compensation and nominating & governance committees of other publicly traded companies in the software and technology industry, and for his financial, risk oversight and compliance expertise.

5

FRED VAN DEN BOSCH	Age: 75
Position, Principal Occupation and Professional Experience:
Director, Varonis Systems, Inc. Mr. van den Bosch has served a director of the Company since 2013. He has been a business consultant and private investor since 2015. Mr. van den Bosch has been involved in the architecture and design of hardware and software systems for multiple technology companies. His background spans many technical disciplines including operating systems, storage management, high performance computing, enterprise software-as-a-service, application performance monitoring, and software engineering. Previously, he served as Chief Executive Officer of Librato, Inc. Before that, he served as Chief Executive Officer of PANTA Systems, Inc., as Executive Vice President Engineering and Chief Technology Officer at VERITAS Software, Inc., and in various engineering and management positions at the Computer Systems Division of Philips Electronics. Mr. van den Bosch also serves as an advisor to Codota Dot Com Ltd., OSNexus, Inc., RepliXio Ltd., Robin Systems, Inc., Thehintbox!, Inc. and Ultimaker B.V.

Other Current and Past Directorships: Mr. van den Bosch serves as a director of Reposify Ltd., Today Boost Ltd. and Trailze Ltd., all of which are private companies. Mr. van den Bosch previously served as a director of VERITAS Software, Inc., Librato Inc., Neebula Systems Ltd., SmartPay Ltd., and sPark Parking Technologies Ltd.

Director Qualifications: Our Board of Directors believes that Mr. van den Bosch possesses specific attributes that qualify him to serve as a director, including his many years of operational experience from holding various executive positions at software and technology companies, including chief executive officer and chief technology officer, and his patent and licensing expertise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE AS A CLASS II DIRECTOR,
FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING OF
STOCKHOLDERS
6

CONTINUING DIRECTORS
Class III Directors Whose Term Expires in 2023
YAKOV FAITELSON	Age: 46
Position, Principal Occupation and Professional Experience:
Chief Executive Officer, President, Co-founder and Chairman, Varonis Systems, Inc. Mr. Faitelson is our co-founder and has served as our Chief Executive Officer, President and Chairman of the Board of Directors since 2004. Together with Mr. Korkus, Mr. Faitelson conceived and developed the MetaData Framework technology that now serves as the foundation for the Varonis Data Security Platform. With extensive cross-functional experience in storage, networking, operating systems and application software, Mr. Faitelson leads the management, strategic direction and execution of the Company’s vision. Prior to becoming our Chief Executive Officer, President and Chairman, Mr. Faitelson held leadership positions in the global professional services and systems integration divisions of NetVision, Inc. and NetApp, Inc.

Other Current and Past Directorships: Mr. Faitelson serves as a director of Jivry, Inc., a private company. Mr. Faitelson served as a director of E8 Storage prior to its acquisition by Amazon.
Director Qualifications: Our Board of Directors believes that Mr. Faitelson possesses specific attributes that qualify him to serve as a director, including his long history as our co-founder and Chief Executive Officer and the associated knowledge and perspective he brings, his deep understanding of the software and technology industry, and his operational experience from holding various leadership positions at technology companies.

THOMAS F. MENDOZA	Age: 71
Position, Principal Occupation and Professional Experience:
Director, Varonis Systems, Inc. Mr. Mendoza has served as a director since 2015. Mr. Mendoza was the Vice Chairman of NetApp, Inc., a storage and data management solutions provider, from March 2008 to August 2019, and was President of NetApp, Inc. from October 2000 to March 2008. Prior to 2000, he held a number of senior positions at NetApp, Inc., including Senior Vice President, Worldwide Sales and Marketing, Senior Vice President, Worldwide Sales, and Vice President, North American Sales.

Other Current and Past Directorships: Mr. Mendoza previously served as a director of UiPath (NYSE: PATH) from 2017 to 2021 and ServiceSource International, Inc (Nasdaq: SREV) from 2011 to 2019, as well as a director of many private technology companies.

Director Qualifications: Our Board of Directors believes that Mr. Mendoza possesses specific attributes that qualify him to serve as a director, including his operational experience from holding various leadership positions at multiple global companies, his sales and marketing experience in the software and technology industry, and his experience serving as a director on other public company boards.

AVROHOM J. KESS	Age: 53
Position, Principal Occupation and Professional Experience:
Vice Chairman and Chief Legal Officer, The Travelers Companies, Inc. Mr. Kess has served as a director since January 2022. Mr. Kess has been Vice Chairman and Chief Legal Officer of The Travelers Companies, Inc. since December 2016. Prior to that, Mr. Kess was a partner, member of the Corporate Department and Head of the Public Company Advisory Practice at the law firm of Simpson Thacher & Bartlett LLP, which he joined in 1995.

Other Current and Past Directorships: None.
Director Qualifications: Our Board of Directors believes that Mr. Kess possesses specific attributes that qualify him to serve as a director, including his significant experience and expertise in the areas of law, risk management oversight, corporate transactional matters, and corporate governance, including environmental, social and governance matters and disclosure.

OHAD KORKUS	Age: 43
Position, Principal Occupation and Professional Experience:
Director and Co-founder, Varonis Systems, Inc. Mr. Korkus is our co-founder and has served as a director since 2007. He also served as the Company’s Chief Technology Officer from 2007 until February 2018. Mr. Korkus has created several patents for permissions visualization, simulation and data analysis, and, together with Mr. Faitelson, conceived and developed the MetaData Framework technology that now serves as the foundation for the Varonis Data Security Platform. Prior to joining us, Mr. Korkus was responsible for architecture, design and development of solutions at NetVision, Inc. and NetApp, Inc.

Other Current and Past Directorships: None.
Director Qualifications: Our Board of Directors believes that Mr. Korkus possesses specific attributes that qualify him to serve as a director, including his long history as our co-founder and Chief Technology Officer at our Company and his significant experience across multiple technical disciplines, including engineering, storage, networking, operating systems and software development.

7

Class I Directors Whose Term Expires in 2024
GILI IOHAN	Age: 46
Position, Principal Occupation and Professional Experience:
Partner, Ion Crossover Partners. Ms. Iohan has served as a director since April 2017. Ms. Iohan is a partner at Ion Crossover Partners, an investment firm. Ms. Iohan served as the Company’s first Chief Financial Officer from 2005 until March 2017. During her twelve-year tenure, she was responsible for the Company’s finance, accounting, back-office operations and human resources. Prior to joining us, Ms. Iohan was a partner at NextAge Co. Ltd. for six years, a firm specializing in providing customized budgeting and controllership environments, strategic business planning and structuring, financial and accounting issue resolution for businesses of all sizes. While at NextAge Co. Ltd., Ms. Iohan served as a Chief Financial Officer and Strategic Financial Consultant for several companies, including SolarEdge. Previously, Ms. Iohan served as a Senior Financial Manager at M-Systems Inc. and held a position at KPMG LLP.

Other Current and Past Directorships: Ms. Iohan serves as a director at Fiverr International Ltd (NYSE: FVRR), Monday.com (Nasdaq: MNDY) and SimilarWeb (NYSE: SMWB).
Director Qualifications: Our Board of Directors believes that Ms. Iohan possesses specific attributes that qualify her to serve as a director, including her long history at our Company, her experience as a Chief Financial Officer of several global software and technology companies, her experience serving as a director on other public company boards, and her human capital management experience.

OFER SEGEV	Age: 62
Position, Principal Occupation and Professional Experience:
Chief Financial Officer, Windward Ltd. Mr. Segev has served as a director since 2015. Since 2019, he has served as Chief Financial Officer at Windward Ltd, a predictive intelligence company serving the global maritime industry, and has served as a director of the company since December 2021. From February 2017 to October 2019, Mr. Segev served as the Chief Financial Officer and Chief Operating Officer at AlgoSec, Inc., a network security policy management solutions provider. Prior to joining AlgoSec, from November 2014 to April 2015, he served as the Vice President of Finance and Chief Financial Officer of AudioCodes Limited, a communications company publicly traded on the Nasdaq Global Select Market. Prior to AudioCodes, Mr. Segev served at different times as the Chief Executive Officer and Chief Financial Officer of Ness Technologies, Inc., a provider of IT services whose shares were formerly traded on the Nasdaq Global Select Market. Mr. Segev has also been the Chief Executive Officer and Chief Financial Officer of various other companies, including Attunity, and was a partner at Ernst & Young.

Other Current and Past Directorships: Mr. Segev serves as a director at Windward Ltd. (LON: WNWD) and previously served as a director at Ness Technologies Srl from 2012 to 2014.
Director Qualifications: Our Board of Directors believes that Mr. Segev possesses specific attributes that qualify him to serve as a director, including his more than 25 years of management and financial experience in the global high-tech and services sectors which he gained by serving as Chief Executive Officer and Chief Financial Officer of several companies, including publicly traded companies, and his experience serving as a director on other public company boards.

RACHEL PRISHKOLNIK	Age: 54
Position, Principal Occupation and Professional Experience:
VP General Counsel & Corporate Secretary, SolarEdge Technologies, Inc. Ms. Prishkolnik has served as a director since May 2021. Ms. Prishkolnik has been Vice President, General Counsel and Corporate Secretary of SolarEdge Technologies, Inc. (“SolarEdge”), a global leader in smart energy technology publicly traded on the Nasdaq Global Select Market, since 2010. Prior to joining SolarEdge, Ms. Prishkolnik served as the Vice President, General Counsel & Corporate Secretary of Gilat Satellite Networks Ltd. (“Gilat”). At Gilat she held various positions beginning as Legal Counsel in 2001 and becoming Corporate Secretary in 2004 and Vice President, General Counsel in 2007. Prior to Gilat, she worked at the law firm of Jeffer, Mangels, Butler & Marmaro LLP in Los Angeles. Ms. Prishkolnik holds an LLB law degree from the Faculty of Law at the Tel Aviv University and a B.A. from Wesleyan University in Connecticut. She is licensed to practice law and is a member of the Israeli Bar.

Other Current and Past Directorships: None.
Director Qualifications: Our Board of Directors believes that Ms. Prishkolnik possesses specific attributes that qualify her to serve as a director, including her experience as a General Counsel of a publicly traded company with experience navigating complex legal, regulatory and corporate governance matters.

8

PROPOSAL NO. 2: NON-BINDING VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Company is requesting that stockholders vote, on a non-binding basis, to approve the compensation of our named executive officers as disclosed in accordance with the rules and regulations of the SEC in the “Compensation Discussion and Analysis” section and the compensation tables and accompanying narrative discussion in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole.
Our executive compensation scheme is designed to motivate and reward exceptional performance in a straightforward and effective way, while also recognizing the size, scope, and notable achievements of our business. We believe that the compensation of our named executive officers appropriately reflects and rewards their significant contributions to the Company’s strong performance in a year that again saw the challenges from the impact of a global pandemic. We believe that the information we have provided in the “Executive Compensation” section of this Proxy Statement and, in particular, the information discussed in the section titled “Compensation Discussion and Analysis,” demonstrates that our executive compensation program has been designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.
This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. In accordance with the results of the vote we conducted at the 2018 Annual Meeting of Stockholders on the frequency of say-on-pay votes, we present a say-on-pay vote every year.
The say-on-pay vote is advisory and therefore is not binding on us, our Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee will be able to consider when determining executive compensation going forward. Our Board of Directors and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this Proxy Statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider those concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.
We encourage stockholders to review the executive compensation disclosure in the “Compensation Discussion and Analysis” section and the compensation tables and accompanying narrative discussion in the “Executive Compensation” section of this Proxy Statement for the details of how our executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives.
The affirmative vote of the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal No. 2. We ask our stockholders to vote in favor of the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis’ and the compensation tables and related narrative discussion under ‘Executive Compensation’ is hereby approved.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS.
9

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2022. E&Y has audited our financial statements since the fiscal year ended December 31, 2007. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Although stockholder ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of E&Y to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders do not ratify the selection, it will be considered notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in connection with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and the Audit Committee Chairperson are directly involved in the selection of E&Y’s lead audit partner. The Audit Committee and the Board of Directors believe that the continued retention of E&Y to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and our stockholders.
Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and December 31, 2020 by E&Y, our independent registered public accounting firm.
	Fiscal Year Ended
	2021	2020
	(in thousands)
Audit Fees (1)	$748	$570
Audit-Related Fees (2)	387	355
Tax Fees (3)	184	133
All Other Fees (4)	350	350
Total Fees	$1,669	$1,408
(1)	Audit fees relate to professional services rendered for the audits of our annual consolidated financial statements and the reviews of our quarterly consolidated financial statements.
(2)
Audit-related fees relate to professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include fees for the follow-on offering in February 2021, the issuance of convertible senior notes in May 2020 and accounting consultations regarding financial accounting and reporting standards.

(3)	Tax fees consist of professional services for tax compliance, tax advice and tax planning.
(4)	All other fees relate to capital market advisory services.
All fees described above were pre-approved by the Audit Committee in accordance with the requirements of Regulation S-X under the Exchange Act, as described below.
Pre-Approval Policies and Procedures
Our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services, all of which are permitted to be provided by an independent registered public accounting firm under applicable securities laws.
Before it may be engaged for the fiscal year’s audit, the independent registered public accounting firm submits to the Audit Committee for approval a description of services it expects to render during that year.
The Audit Committee pre-approves particular services or categories of services on a case-by-case basis. In assessing whether to approve the use of our independent registered public accounting firm for permitted non-audit services, our Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee must pre-approve the services before engaging the independent registered public accounting firm for such services.
10

The affirmative vote of the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of E&Y.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF E&Y AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR 2022.
11

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors Oversight Roles
Our Board of Directors oversees the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and four standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.
Corporate Governance Highlights
Our commitment to good corporate governance is reflected in several practices of our Board of Directors and its committees, as described below.
Independent Lead Director	The Board of Directors has an independent lead director (the “Lead Director”), because the Chairman of the Board of Directors is a non-independent member.
Committee Independence	Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all composed of independent directors.
Risk Oversight	The Board of Directors and its committees regularly oversees risks related to Company strategy, including risks associated with cyber-attacks and data breaches.
Executive Sessions
Independent members of the Board of Directors and its committees have the opportunity to meet periodically in executive sessions with no members of management present, following meetings of the Board of Directors or its committees, as applicable.

Board of Directors Attendance	All directors attended at least 75% of meetings of the Board of Directors and any committees on which they served in fiscal year 2021.
Diversity
The composition of the Board of Directors encompasses a broad range of skills, expertise, industry knowledge and diversity. Approximately 55% of our directors are gender and/or ethnically diverse and include two women, one person of Latin American descent, and four people of Middle Eastern descent.

Board Tenure
The Board of Directors’ balanced approach to refreshment results in an appropriate mix of newer directors and directors with experience with our Company. More than 1/4 of the Company’s directors have joined the Board since the beginning of 2021, and 60% of the Company’s independent directors have served seven years or fewer.

Board of Directors and Committee Self-Evaluations	Each of the Board of Directors and its committees evaluates and discusses its respective performance and effectiveness annually.
Compensation Risk Mitigation Measures	We maintain robust stock ownership guidelines, as well as a claw-back policy, and prohibit, without exception, hedging and pledging of our common stock by our employees, officers and directors.
Board Leadership
Director Independence
Our Board of Directors annually reviews its composition, structure, the composition of its committees and the independence of each director for both board and committee purposes. The determination of independence of members of the Board of Directors is based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships. In making this determination, the Board of Directors considers the relationships that each non-employee director has with us and all other facts and circumstances deemed relevant in determining their independence.
The Board of Directors has determined that all of its current directors and director nominees are “independent,” other than our Chief Executive Officer, President and Chairman, Mr. Yakov Faitelson, as that term is defined under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) for purposes of serving on the Board of Directors.
Our Current Board Leadership Structure
The Board of Directors is of the view that “one size” does not fit all, and thus does not have a formal policy regarding whether the same person should serve as both the Chief Executive Officer (“CEO”) and Chairman of the Board of Directors. Instead, the Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the CEO and Chairman positions, if the structure encourages free and open dialogue of competing views of directors and provides for strong checks and balances on management. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and enable the independent directors to oversee management effectively, while ensuring that the independent directors are fully informed about the Company’s business and strategy and, ready to discuss and debate key issues.
12

Periodically, our Board of Directors assesses the board leadership structure to ensure that it serves the interests of the Company and our stockholders and promotes the creation of long-term stockholder value. Currently, the Chairman of our Board is our CEO, and as a result of the Chairman’s non-independent status, our independent members of the Board of Directors elected an independent Lead Director.
The Board of Directors believes that its current leadership structure is appropriate for the Company at this time. The Board of Directors believes that the responsibilities of the Lead Director help to ensure appropriate oversight of the Company’s management by the Board of Directors and optimal functioning of the Board of Directors. The effectiveness of the Lead Director is enhanced by the Board of Directors’ independent character. For more information, see “Director Independence.”
Yakov Faitelson Chief Executive Officer, President and Chairman
Our CEO and Chairman positions are currently held by Yakov Faitelson. Our Board of Directors has determined that its current leadership structure is appropriate as our CEO, President and Chairman has extensive knowledge of all aspects of the Company, our business and risks and our customers. This experience allows the Board of Directors to understand the Company better and work closely with management to enhance stockholder value. In addition, the Board of Directors believes that this structure helps it fulfill more effectively its risk oversight responsibilities, and enhances the ability of the Chairman, President and CEO to communicate effectively the Board of Directors’ view to management.

John J. Gavin, Jr. Lead Director
Mr. Gavin has served as our Lead Director since October 24, 2019. The position of Lead Director is to be held by one of our independent directors and has responsibilities beyond those of the other directors, which may include but are not limited to the following areas:

	•	Board leadership: organizing and chairing executive sessions of independent directors, and convening and chairing other meetings of independent directors as deemed necessary;
	•	Chairman-independent director liaison: acting as a liaison between the President and Chairman and the Board of Directors;
•
Chief Executive Officer succession planning: leading a discussion of succession planning with the CEO and the chairperson of our Nominating and Corporate Governance Committee. Additionally, serving as temporary Chairman of the Board of Directors in the event that the Chairman of the Board of Directors is unable to fulfill his or her role due to a crisis or other event making leadership by current management inappropriate or ineffective;

	•	Stockholder communications: making himself/herself available for direct communication with major stockholders; and
•
Board information and agendas: collaborating with the CEO on Board of Directors meeting agendas, approving these agendas and information sent to the Board of Directors and approving meeting schedules to ensure sufficient time for discussion of all agenda items.

The Lead Director serves for a one-year term and may serve for a maximum of five consecutive years.
13

Director Qualification Standards, Selection and Board Composition
The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors candidates for all vacant directorships at stockholder meetings and reviews the full composition of the Board of Directors and its committees on an annual basis.
Stockholder Recommendations and Nominations of Directors
Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders for election as directors.
Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee and the Board of Directors, by supplying in writing to the Company the information required by the Company’s bylaws for stockholder nominations. After we verify that the person submitting the recommendation is indeed a stockholder and that the recommendation is otherwise properly submitted, the recommendation will be brought to the attention of the Nominating and Corporate Governance Committee, and, if the Nominating and Corporate Governance Committee so decides, the Board of Directors. The Nominating and Corporate Governance Committee and Board of Directors evaluate nominees recommended by stockholders in the same way they evaluate other nominees.
Stockholders who wish to nominate persons directly for election to the Board of Directors at the Company’s annual meeting of stockholders must meet the deadlines and other requirements set forth in the bylaws. Recommendations and nominations of directors must be mailed to the Company at 1250 Broadway, 29th Floor, New York, NY 10001, United States, Attn.: Chief Financial Officer and Chief Operating Officer. For more information, see “Other Matters — Stockholder Proposals and Nominations for 2023 Annual Meeting of Stockholders.”
Director Qualification Standards and Selection
Candidates for the Board of Directors are generally selected based on desired skills and experience in the context of the existing composition and needs of the Board of Directors and its committees at that time, including the requirements of applicable SEC and Nasdaq rules. The Nominating and Corporate Governance Committee does not assign specific weight to any particular criteria, and no particular criterion is necessarily applicable to all candidates. In its consideration of the specific needs of the Board of Directors and the Company, the Nominating and Corporate Governance Committee considers diverse backgrounds so that the Board of Directors’ composition reflects a broad spectrum of experience and expertise.
✔	Demonstrated integrity and achievement
All directors or candidates for directorship should possess the highest personal and professional ethics, mature judgment, integrity and the ability to collaborate effectively with the other directors. They are also expected to have demonstrated professional achievement and leadership capabilities.

✔	Time and availability
All directors or candidates for directorship must evidence a commitment to devote the substantial time and energy required of productive board members. For more information, see “Expectations for Directors and Meetings of the Board of Directors.”

✔	Diversity and effective mix of tenures
Our Board of Directors and Nominating and Corporate Governance Committee consider it a top priority to maintain a Board of Directors composed of directors who have different lengths of experience with the Company, and bring diverse viewpoints and perspectives, which may come in the form of diverse skills, professional experiences, ages or backgrounds.

✔	Qualifications
Our Board of Directors and Nominating and Corporate Governance Committee seek candidates with a broad diversity of knowledge, experience and demonstrated expertise in an area or areas of importance to our Company. For more information, see “Board Skills and Experience” above and “Board Diversity” below.

Board Tenure
When recommending to the Board of Directors the slate of director nominees for election at an annual meeting of stockholders and reviewing directors not up for re-election, the Nominating and Corporate Governance Committee strives to maintain a healthy degree of board refreshment and prevent excessive entrenchment, while weighing the strong contributions delivered by directors with deep knowledge of our Company’s history and strategic long-term goals. Since 2015, six new directors have joined our Board of Directors, and with three of these directors joining since the beginning of 2021.
Board Diversity
The Nominating and Corporate Governance Committee and the Board of Directors seek candidates with a broad diversity of knowledge, experience and demonstrated expertise in an area or areas of importance to our Company, as described above in “Board Skills and Experience”. The Nominating and Corporate Governance Committee also considers traditional diversity factors such as race and gender but currently has no formal policy, guidelines or procedures with respect to consideration of diversity in the nominating process.
14

In identifying prospective director candidates for the Board of Directors, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Nominating and Corporate Governance Committee and the Board of Directors utilize the same criteria for evaluating candidates regardless of the source of the referral. Carlos Aued, who was appointed to our Board of Directors on January 19, 2022, was initially identified as a candidate for the Board of Directors by an executive officer of the Company. After reviewing Mr. Aued’s qualifications, in light of the skills and qualifications appropriate for the Board of Directors and the benefits of his diverse background, the Chairman of the Board and CEO, the Lead Director, the Chair of each committee of the Board of Directors, and the Nominating and Corporate Governance Committee each met with Mr. Aued. After discussion, the Nominating and Corporate Governance Committee voted unanimously to recommend Mr. Aued to the Board of Directors as a nominee. The entire Board of Directors reviewed Mr. Aued’s qualifications prior to appointing him to the Board of Directors. No fees were paid with respect to the nomination of Mr. Aued.
Expectations for Directors and Meetings of the Board of Directors
Directors are expected to attend Board of Directors meetings and meetings of committees on which they serve, and to meet as frequently as necessary in order to properly discharge their responsibilities. During the 2021 fiscal year, the Board of Directors met six times. Disclosure regarding meetings of the committees of the Board of Directors during the 2021 fiscal year can be found under “Committees of the Board of Directors.”
Topic	Company’s Expectation		2021 Result
Service on other public company boards	➢	The Company values the experience that directors bring from other boards but recognizes that the boards may present demands on a director’s time and availability.	None of our directors, other than Ms. Iohan and Mr. Segev, currently serves on another public company board.
	➢	Directors are expected not to serve simultaneously on an excessive number of outside public company boards.
Attendance at annual meetings of stockholders	➢	To the extent reasonably practicable, directors should attend our annual meetings of stockholders.	Six of our directors who were serving on our Board of Directors at the time of our 2021 Annual Meeting of Stockholders attended that meeting.
Attendance at Board of Directors and committee meetings	➢
The Board of Directors expects that directors will dedicate sufficient time and attention to ensure diligent performance of their duties and will interact with each other in real-time to encourage open and inspired discussion.

Each of our directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the year for which he or she was a Board of Directors or committee member.

15

Committees of the Board of Directors
The Board of Directors has established various committees to assist it with the performance of its responsibilities. The Board of Directors designates the members of these committees and the committee chairs based on the recommendations of the Nominating and Corporate Governance Committee. The chairperson of each committee develops the agenda for its respective committee, and each committee regularly provides a full report to the Board of Directors.
There are currently four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; and the Technology Committee. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors. Our Board of Directors may establish other committees to facilitate the management of our business.
The Board of Directors has adopted written charters for each of its standing committees, which are available on the Company’s investor website at https://ir.varonis.com/corporate-governance. Each committee reviews its charter annually and, when appropriate, presents recommended amendments to the Board of Directors for consideration and approval. The composition and functions of each committee are described below.
AUDIT COMMITTEE
Members:	John J. Gavin, Jr., Ofer Segev and Fred van den Bosch
Chairperson:	John J. Gavin, Jr.
Independence:	The Board of Directors has determined that each member of the Audit Committee qualifies as independent pursuant to applicable SEC and Nasdaq rules.
Financial Expert:
The Board of Directors has determined that all members of the Audit Committee meet the financial literacy requirements of the Nasdaq, and that Mr. Gavin and Mr. Segev qualify as “audit committee financial experts” as defined in SEC rules.

Meetings held in fiscal 2021:	5
Responsibilities:	•	appointing, compensating and overseeing the work of our independent auditors;
	•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
	•	reviewing the qualifications, performance and independence of the independent registered public accounting firm;
	•	reviewing our financial statements and related disclosures and reviewing the adequacy and effectiveness of the accounting and financial controls;
	•	reviewing the adequacy and effectiveness of our internal controls over financial reporting;
	•	reviewing the procedures established for the receipt, retention and treatment of accounting and auditing related complaints and concerns;
	•	setting the internal audit work plan and providing oversight of the internal audit team;
	•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
	•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports; and
	•	reviewing and approving investment and hedging policies.
COMPENSATION COMMITTEE
Members:	Kevin Comolli, Gili Iohan, Avrohom J. Kess and Rachel Prishkolnik
Chairperson:	Kevin Comolli
Independence:
The Board of Directors has determined that each member of the Compensation Committee qualifies as independent pursuant to SEC and Nasdaq rules, and as a “non-employee” director for purposes of Rule 16b-3 under Section 16 of the Exchange Act.

Meetings held in fiscal 2021:	7
Responsibilities:	•	reviewing and recommending policies, plans and programs relating to compensation and benefits of our directors, officers and employees;
	•	reviewing and amending or recommending the goals and objectives of our executive compensation plans and general compensation policies, plans, programs and other employee benefit plans;
•
evaluating the performance of our CEO and other executive officers in light of established goals and objectives, and, based on these evaluations, making recommendations to the Board of Directors with respect to the CEO’s compensation level and approving the compensation of other executive officers;

	•	evaluating the appropriate level of compensation for Board of Directors and Committee service by non-employee directors;
	•	preparing the Compensation Committee report required by SEC rules to be included in our annual proxy statement;
•
reviewing compensation arrangements for our Executive employees and evaluating the relationship between risk management policies and practices, corporate strategy and our compensation arrangements; and

	•	reviewing and approving the equity compensation plans for our employees and directors.
16

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members:	Kevin Comolli, John J. Gavin, Jr. and Gili Iohan
Chairperson:	Gili Iohan
Independence:	The Board of Directors has determined that each of the member of the Nominating and Corporate Governance Committee is an independent director under the Nasdaq rules.
Meetings held in fiscal 2021:	4
Responsibilities:	•	evaluating and making recommendations regarding the organization and governance of the Board of Directors and its committees;
•
assessing the performance of Board of Directors and committee members and making recommendations regarding committee and chairperson assignments and composition and the size of the Board of Directors and its committees;

•
recommending desired qualifications for Board of Directors and committee membership and conducting searches for potential members of the Board of Directors by independently searching for, identifying, recruiting and, if appropriate, interviewing candidates, as well as reviewing their background and qualifications, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate;

	•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or elimination of committees;
	•	developing and recommending a set of corporate governance principles and reviewing their compliance with laws and regulations;
•
reviewing and recommending to the Board of Directors the director nominees for election by the stockholders or appointment by the Board of Directors; reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee; and

	•	monitoring developments related to corporate social responsibility; including environmental, social and governance matters.
TECHNOLOGY COMMITTEE
Members:	Yakov Faitelson, Kevin Comolli, John J. Gavin, Jr., Ohad Korkus and Fred van den Bosch
Chairperson:	Ohad Korkus
Independence:	The Board of Directors has determined that each member of the Technology Committee, other than the CEO, is an independent director under the Nasdaq rules.
Meetings held in fiscal 2021:	4
Responsibilities:	•
providing guidance regarding the Company’s technology strategy, including with respect to future trends in technology that may affect the Company’s strategic plans, including monitoring of overall industry trends;

•
providing guidance regarding the Company’s technology risk management as related to technology, cybersecurity, data security, disaster recovery and business continuity for the Company’s major technology systems and intellectual property protection;

• making recommendations to the Board with respect to investment in technology projects and reviewing the annual plan and budget for investments in technology;
• reviewing and approving technology-related policies; and
• examining staffing needs and review plans as presented by the Company’s management and recommending an execution path.
Engagement with Stockholders
We have made a concerted effort to engage with our stockholders both during and outside of the proxy season in order to have a better understanding of their perspectives on our Company. This dialogue, in which both management and directors have participated, has helped inform the Board of Directors’ decision-making and ensures our interests remain well-aligned with those of our stockholders.
We regularly attend investor conferences and hold one-on-one meetings with stockholders and potential investors. In addition, we have telephonic calls with stockholders and analysts on a periodic basis and review correspondence submitted by stockholders to management and/or the Board of Directors.
17

Outreach to Stockholders
In 2021, in addition to our normal investor relations efforts, we reached out to stockholders representing approximately 95% of our outstanding shares of common stock, including our 50 largest stockholders, as part of our proxy outreach, offering to discuss matters of interest.
Over the past several years, after considering investor perspectives, we made a number of changes:
Executive Compensation:
➢	Substantial changes to the 2019 equity compensation of our Chief Executive Officer;
➢	The implementation of stock ownership guidelines;
➢	The implementation of a claw-back policy;
➢	In 2021 and 2022, made changes to the Annual Cash Incentive Compensation program and the Long-Term Equity Incentive program for our NEOs, as described below.
Corporate Governance:
➢	Lead Director established in 2019;
➢	Implementation of anti-hedging and anti-pledging policy for all directors and employees;
➢	Improved proxy disclosure related to:
•	board tenure, refreshment and diversity;
•	board experiences and skill sets;
•	board leadership;
•	corporate responsibility; and
•	disclosures related to bonus structure and targets.
➢	Added additional diverse directors to our Board.
The Board of Directors and management welcome feedback from stockholders. Stockholders are strongly encouraged to reach out to the Board of Directors or management to discuss issues important to them and should continue using the communication methods disclosed in this Proxy Statement.
Oversight of Corporate Strategy and Allocation of Risk Oversight
The Board of Directors works with management to set the short-term and long-term strategic objectives of the Company and to monitor progress on those objectives. In establishing and monitoring strategy, the Board of Directors, along with management, considers and regularly reviews the risks and opportunities that impact the long-term sustainability of the Company’s business model and whether the strategy is consistent with the Company’s risk appetite.
The Board of Directors oversees these efforts in part through its various committees based on each committee’s responsibilities and expertise, as set forth in its respective charter. The entire Board of Directors meets periodically with senior management responsible for our risk management, and the applicable committees meet periodically with the employees responsible for risk management in the committees’ respective areas of oversight. The Audit Committee receives periodic reports from internal audit. Our Audit Committee, Technology Committee and Board of Directors each receive information technology and cybersecurity risk updates from the Company’s Chief Information Officer and Vice President of Technical Services and the Executive Vice President of Engineering and Chief Technology Officer. In addition, the Audit Committee also receives legal and operational updates from our General Counsel. The Nominating and Corporate Governance Committee oversees risks related to our workforce and corporate governance matters and receives reports relating to human capital management from our human resources team, and reports relating to corporate governance from our General Counsel. The Compensation Committee oversees risks related to our compensation programs, and receives reports from its independent external consultant, and our human resources, legal and finance teams.
It is the responsibility of the committee chairpersons to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The primary areas of risk oversight of the committees are described below. This allocation of responsibility may change, from time to time, based on the evolving needs of the Company.
Committee	Primary Areas of Risk Oversight
Audit Committee
• Major financial risk exposures and management steps to monitor and control those exposures.
• Financial systems and legal and accounting compliance.
• Internal audit function, accounting and financial reporting process.
• Audit of Company’s financial statements.
• Legal and regulatory exposures.

Compensation Committee
• Potential for compensation policies and programs to encourage unnecessary or excessive risk-taking.
• Relationship between risk management policies, corporate strategy and compensation arrangements.
• Link between pay and performance, as well as pay and retention of top talent.

18

Committee	Primary Areas of Risk Oversight
Nominating and Corporate Governance Committee
• Corporate governance policies and nominees for election to the Board of Directors and its committees.
• Corporate governance guidelines, including their success in preventing illegal or improper liability-creating conduct.
• Environmental, social and governance matters and initiatives.

Technology Committee
• The Company’s technology strategy.
• The Company’s technology risk management as related to technology, cybersecurity, data security, disaster recovery and business continuity.
• Investment in technology projects.
• Technology-related policies.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (the “Code”) that is applicable to all of our employees, officers and directors, including our Chief Executive Officer and senior financial officers. The Code is available on our website at https://ir.varonis.com/corporate-governance. Any amendment to the code, or any waiver of its requirements, will be disclosed on our website within four business days of the waiver or amendment through a website posting to the extent required by the rules and regulations of the SEC.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or was an officer or employee of the Company, other than Ms. Iohan, who served as our Chief Financial Officer until 2017, or had any relationship requiring related party transaction disclosure under SEC rules. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that has one or more executive officers serving on the Board of Directors or Compensation Committee.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices that the Board of Directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, CEO performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available on our website at https://ir.varonis.com/corporate-governance.
Board of Directors and Committee Assessments
The Nominating and Corporate Governance Committee evaluates each director annually through written questionnaires to obtain his or her assessment of the effectiveness of the Board of Directors and the committees of the Board of Directors. The purpose of these assessments is to identify opportunities for improvement on a number of relevant metrics such as composition, conduct of meetings, relationship between the Board of Directors and management, succession planning and strategy and performance.
Other Policies and Practices
We have adopted various policies intended to mitigate risks associated with our executive and director compensation programs.

✔
Claw-back Policy: Our claw-back policy covers each of our current and former executive officers. The policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under securities laws, the Compensation Committee may seek reimbursement of any cash- or equity-based bonus/other incentive compensation (including vested and unvested equity) paid or awarded to the executive officer or effect cancellation of previously-granted equity awards, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement.

✔
Anti-Hedging and Anti-Pledging Policies: Our insider trading policy prohibits, without exception, our executive officers, employees and directors from engaging in speculative transactions designed to decrease the risks of holding Company securities, such as short sales of Company securities and transactions in puts, calls, publicly traded options and other derivative securities with respect to Company securities. The policy also

19

forbids all of our executive officers, employees and directors from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow such individuals to continue to own Company securities without the full risks and rewards of ownership. In addition, our executive officers, employees and directors are prohibited, without exception, from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.
✔
Executive and Director Stock Ownership Guidelines and Retention Requirements: Our stock ownership guidelines further align the interests of our executive officers and directors with those of our stockholders. The guidelines require our executive officers and directors to hold common stock (including stock underlying unvested time-vesting restricted stock units (“RSUs”) and common stock held in trust or by certain family members, but excluding vested options and unvested or unearned performance-vesting restricted stock units (“PSUs”)), with a value expressed as a multiple of the individual’s annual salary or cash retainer, as applicable.

Each of these individuals is required to meet these ownership levels within five years of the date such individual was initially designated an executive officer or appointed as a director of the Company, respectively (provided that executive officers or directors as of the date of the guidelines’ adoption must achieve their applicable levels of ownership on an accelerated basis, within two years after adoption). Until the required ownership level is reached, executive officers must retain 100% of the shares issued, net of applicable tax withholding, including those received upon the vesting or settlement of equity awards or the exercise of stock options. We review our ownership guidelines periodically to ensure they align with peer group norms and corporate governance best practices and remain appropriate in light of our annual equity award levels. As of December 31, 2021, all of our executive officers and directors had timely met their applicable stock ownership requirement.
Role	Stock Ownership Guideline (Multiple of Annual Salary/Cash Retainer)	Compliance (1)
Chief Executive Officer, President and Chairman	6.0	✔
Chief Financial Officer and Chief Operating Officer	4.0	✔
Other Executive Officers	3.0	✔
Non-Employee Directors	5.0	✔
(1)
Based on salary and fair market value of counted equity as of December 31, 2021. As of the date of this filing, all executive officers and directors, other than Messrs. Aued and Kess, continue to be compliant with the above stock ownership guidelines. Messrs. Aued and Kess only received an initial pro-rated equity award for Board service and are committed to meeting the ownership levels within the phase-in period.

✔
Equity Grant Timing Practices: The Compensation Committee typically makes annual awards of equity to executive officers at its meeting held in February, which is set in advance as part of the Board’s annual calendar of scheduled meetings. These grants are made after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. The grants occur on pre-established dates pursuant to our equity grant practice, on the third business day after the public release of our fiscal year-end earnings, and the number of shares underlying each such grant is determined by dividing the dollar amount of the grant by the closing market price of our stock on such grant date. However, the Compensation Committee has in the past, and may in the future, make limited grants of equity on other dates in order to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or otherwise to induce them to join our Company. Annual awards for non-employee directors are made at the Compensation Committee meeting held after the end of the first fiscal quarter, and initial awards are granted on the date the new director is appointed or elected to the Board of Directors. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable laws.

Stockholder Communications with the Board of Directors
Stockholders and other interested persons may contact the Board of Directors to provide comments, to report concerns or to ask questions, at the following address:
Varonis Systems, Inc.
1250 Broadway, 29th Floor
New York, NY 10001
United States
Attn.: Chief Financial Officer and Chief Operating Officer
Those interested in communicating with a member of the Board of Directors or a group of such members, including the Lead Director, the Nominating and Corporate Governance Committee, the Compensation Committee, the Audit Committee, the Technology Committee or the non-employee/independent directors as a group, should specify in the correspondence to whom on the Board of Directors the correspondence is directed. The Company’s management will forward such correspondence, as appropriate. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the Chairperson of our Audit Committee.
Whistleblower Hotline
The Company’s independently administered ethics helpline is available to employees and others 24 hours a day, seven days a week to report issues or seek guidance confidentially. Employees may confidentially and anonymously submit complaints about accounting, internal accounting controls, auditing matters or violations of our Code. All such communications should contain sufficiently specific information to permit the Audit Committee to pursue the matter. We also maintain a formal non-retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith.
20

CORPORATE RESPONSIBILITY
Corporate Responsibility
We started Varonis because we believed that the explosive increase in digital collaboration necessitated modern, automated security controls — without them, the risks would eventually outweigh the benefits, and make digital collaboration unsustainable. We also believe that high ethical standards and the support and empowerment of our employees are also necessary to sustain and thrive.
We consult with, and consider the interests of, all stakeholders in pursuing the long-term success of our business. Our transparent disclosures, ethical business practices, active stakeholder engagement, and supportive human capital management are fundamental pillars of our corporate responsibility and sustainability practices, and we view them as integral components of our long-term performance strategy.
We pride ourselves on robust human capital management practices to meet the needs of our employees. We recognize that our people are our greatest asset, and that our success as a company ultimately depends on the strength, wellness and dedication of our workforce.
Compensation and Benefits: We strive to ensure that our employees receive competitive and fair compensation and innovative benefit offerings, tying incentive compensation to both business and individual performance, offering competitive maternal and paternal leave policies, providing meaningful retirement and health benefits and maintaining an employee stock purchase plan. In 2021, all employees received a special allowance for home office equipment in order to allow them to continue effectively working remotely.
Diversity, Equity and Inclusion: We conduct diversity and code of conduct trainings with employees and managers to share our views on the importance of diversity and the promotion of an inclusive and diverse workplace, where all individuals are respected and feel they belong regardless of their age, race, national origin, gender, religion, disability, sexual orientation or gender identity. We work with diversity focused candidate application platforms to increase access to diverse talent. Our customers are located in over 85 countries and our global workforce operates across cultures, functions, language barriers and time zones to provide them dedicated and ongoing support.
Employee Satisfaction & Engagement: We support the overall well-being of our employees from a physical, emotional, financial and social perspective, and are proud that in recent years, we have been named one of the top places to work in several of our locations, including New York City and North Carolina. We also regularly seek input from employees, including through broad employee satisfaction and pulse surveys on specific issues, intended to assess our degree of success in promoting an environment where employees are engaged, satisfied, productive and possess a strong understanding of our business goals. We are pleased that in a recent internal survey, 96% of our employees said that that were made to feel welcome upon joining Varonis. Our global well-being programs include a long-standing practice of remote working arrangements, flexible paid time off, life planning benefits, wellness platforms and employee assistance. In addition, we ensure ongoing check-ins with employees by HR and managers to provide additional channels of support.
Employee Recognition: We offer rewards and recognition programs to our employees, including awards to recognize employees who best exemplify our values and spot awards to recognize employee contributions. We believe that these recognition programs help drive strong employee performance. We conduct semi-annual employee performance reviews, where each employee is evaluated by their personal manager and also conducts a self-assessment, a process which empowers our employees. Employee performance is assessed based on a variety of key performance metrics, including the achievement of objectives specific to the employee’s department or role. Employees have access to an internal platform to recognize their peers based on their professional and socially responsible contributions to the Company.
Employee Training & Development: We focus on creating opportunities for employee growth, development, training and education, including opportunities to cultivate talent and identify candidates for new roles from within the company, as well as management and leadership development programs. Employee training and education includes online certification, in person certification and new hire training bootcamps. We also conduct manager training programs on an annual basis, which include in-depth managerial and coaching skills, as well as tailored feedback. We have established an internal mentoring program in which seasoned employees mentor new managers based on defined goals.
Community: We recognize that it is our social responsibility to be a positive influence on our communities and to give back to further their development and quality of life. As our Company grows, our expanding workforce includes and affects more people in more communities every year. We provide our employees opportunities within or outside of the Company (through paid time off) to volunteer time to causes they choose to support, through corporate donations to organizations focused on minority groups and disadvantaged populations, and by matching certain employee donations. We also have a global focus on empowering women, creating opportunities for youths in technology, supporting various health challenges, supporting veterans and their families, and advocacy and support for the LGBTQ+ community.
Business Ethics: Our Code serves as a guide of legal and ethical principles and sets forth our expectations for our directors, executive officers and employees. On an annual basis, our Board of Directors reviews and may periodically recommend enhancements to the Code. Recent updates to our Code included (i) enhancing our policy and procedures regarding discrimination and harassment, (ii) providing additional clarity regarding reporting unethical behavior and (iii) further clarifying our policy regarding our commitment to honest and accurate reporting.
Cybersecurity: As a company that was founded to help companies protect their most sensitive data, we understand the critical nature of a robust cybersecurity program. As described above, one of the areas of oversight of the Technology Committee and our Board of Directors specifically relates to cybersecurity, and our Board receives regular presentations from management on industry-pertinent cyber risks, breaches, and any other topic deemed materially important. We also ensure that employees complete general cybersecurity training on an annual basis and phishing training several times per year (both of which are tracked by management), and all new employees must complete a 10-part awareness training on phishing and privacy within 60 days of onboarding. We also have an information security management system that is certified to the ISO 27001 standard and maintain a thorough compliance program, which includes SOC 2, ISO 27017, ISO 27018, ISO 27701, and Common Criteria certifications. We are committed to maintaining leading data protection standards, and maintain a Website User and Marketing Privacy Policy, a Software Privacy Policy, and a Candidate, Employees and Contractors Privacy Policy.
21

EXECUTIVE OFFICERS
The following sets forth certain information with respect to our executive officers as of April 12, 2022. Biographical information with regard to Mr. Faitelson is presented under “Continuing Directors” in this Proxy Statement.
GUY MELAMED	Age: 42
Position, Principal Occupation and Professional Experience:
Chief Financial Officer and Chief Operating Officer. Mr. Melamed has served as our Chief Financial Officer since April 2017 and also as our Chief Operating Officer since February 2018. He is responsible for global operations, executing business strategies and financial management, including legal, treasury, investor relations and purchasing. Prior to becoming Chief Financial Officer, Mr. Melamed served in various finance roles within the Company since 2011, most recently as Vice President of Finance, during which time he was responsible for financial planning, reporting and operations and was instrumental in building and managing the global finance organization. Prior to joining Varonis, he held positions at E&Y as an Audit Manager and at KPMG, working with both foreign and domestic public and private companies. Mr. Melamed holds both a B.A and M.S.A from Boston College and is a Certified Public Accountant in the U.S. and Israel.

DAVID BASS	Age: 44
Position, Principal Occupation and Professional Experience:
Executive Vice President of Engineering and Chief Technology Officer. Mr. Bass has served as our Executive Vice President of Engineering and Chief Technology Officer since March 2018 and is responsible for all of Varonis’ product development and quality assurance. Mr. Bass has been an employee of the Company since 2005 and served as its Senior Vice President of Engineering from May 2014 through February 2018. Under his leadership, the Company has assembled an engineering organization with deep experience spanning digital collaboration, storage, networking and security. Prior to Varonis, Mr. Bass held managerial development positions at NetVision Internet Applications and as an independent contractor.

JAMES O’BOYLE	Age: 57
Position, Principal Occupation and Professional Experience:
Senior Vice President of Worldwide Sales. Mr. O'Boyle has served as our Senior Vice President of Worldwide Sales since 2006. He is responsible for developing and growing the Company’s business through high performance sales teams and strategic channel partnerships in worldwide markets. Prior to joining Varonis, Mr. O'Boyle held leadership roles at Neoteris/Netscreen (acquired by Juniper), BlueCoat Systems, Inc. and Wellfleet/Bay Networks (acquired by Nortel). He holds a Bachelor of Science degree in computer science from the University of Scranton.

DOV GOTTLIEB	Age: 46
Position, Principal Occupation and Professional Experience:
Vice President, General Counsel and Corporate Secretary. Mr. Gottlieb has served as our Vice President, General Counsel and Corporate Secretary since April 2021 and is responsible for all legal matters at the Company. He joined Varonis from the law firm White & Case LLP, where he was a Partner, a member of the Corporate Department and established the Public Company Advisory Group. He also served as Varonis’ lead outside counsel, advising the Company on a wide range of general corporate, transactional, securities laws and governance matters. He is a frequent speaker and an author on corporate governance topics. Mr. Gottlieb received his bachelor’s degree in accounting from Yeshiva University and his J.D. from University of Pennsylvania.

22

AUDIT COMMITTEE REPORT
The Audit Committee operates pursuant to a written charter approved by the Board of Directors, which is available on our investor website at https://ir.varonis.com/corporate-governance. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
The Audit Committee is a committee of the Board of Directors made up solely of independent directors as required by the SEC and Nasdaq rules. The Audit Committee consists of three members: Mr. Gavin, Mr. Segev and Mr. van den Bosch. Mr. Gavin is the Chairperson of our Audit Committee.
Pursuant to the Audit Committee’s charter, the Company’s management is responsible for the financial reporting process, including the establishment and maintenance of internal controls and the preparation of the consolidated financial statements in accordance with generally acceptable financial principles. E&Y, the Company’s independent registered public accounting firm, is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, E&Y is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to oversee these activities as well as the appointment, retention, compensation and performance of the independent auditors. It is not the responsibility of the Audit Committee to verify independently the information provided to it, prepare or certify the Company’s financial statements, or guarantee the audits or reports prepared by E&Y.
Fiscal Year 2021 Activity
During fiscal year 2021, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter. In addition to the meeting of the Board of Directors, the Audit Committee meets one time each quarter to review the quarterly Form 10-Q or annual Form 10-K. Also, the Audit Committee meets as needed to address other matters. In the performance of its oversight function, the Audit Committee has:
•	reviewed and discussed the audited financial statements and earning releases with management and E&Y;
•	discussed with E&Y the matters required to be communicated by the Public Company Accounting Oversight Board;
•
received periodic updates from management and E&Y at scheduled Audit Committee meetings regarding the testing and evaluation of the Company’s internal controls over financial reporting and material risks to the Company’s business;

•	received updates from management and internal audit at scheduled Audit Committee meetings regarding enterprise risks and remediation activities;
•
discussed with E&Y the overall scope, plan and budget for the audit and the results of the audit, and discussed with management and E&Y the adequacy and effectiveness of the internal controls and the overall quality of the Company’s financial reporting;

•
received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence and has discussed with E&Y its independence;

•	received reports about the receipt, retention, and treatment of compliance concerns; and
•	reviewed with the General Counsel legal and compliance matters.
Based on the Audit Committee’s reviews and discussions with management and E&Y, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
John J. Gavin, Jr. (Chair)
Ofer Segev
Fred van den Bosch
23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 31, 2022, information regarding beneficial ownership of our capital stock by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors or director nominees; and
•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.
Our calculation of the percentage of beneficial ownership is based on 109,566,197 shares of our common stock outstanding as of March 31, 2022. Shares of common stock underlying stock options exercisable within 60 days of March 31, 2022 or RSUs vesting within 60 days of March 31, 2022 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. The table is based upon information supplied by officers, directors and principal stockholders, Schedules 13G filed with the SEC and other SEC filings under Section 16 of the Exchange Act. Except as otherwise indicated in the table below, addresses of named beneficial owners are c/o Varonis Systems, Inc., 1250 Broadway, 29th Floor, New York, NY 10001.
Name of Beneficial Owner	Shares Outstanding Beneficially Owned	Shares Subject to Right to Acquire Within 60 Days(1)	Total Number of Shares Beneficially Owned	% of Total Outstanding Shares Beneficially Owned
Five-Percent-or-More Beneficial:
Wellington Management Group LLP.(2)	12,220,491	-	12,220,491	11.2%
The Vanguard Group(3)	10,289,991	-	10,289,991	9.4%
BlackRock, Inc.(4)	9,942,342	-	9,942,342	9.1%
Named Executive Officers and Directors:
Yakov Faitelson(5)	222,017	420,000	642,017	*
Guy Melamed	154,180	-	154,180	*
David Bass	201,526	-	201,526	*
James O’Boyle(6)	204,227	-	204,227	*
Gilad Raz(7)	89,413	47,484	136,897	*
Carlos Aued(8)	868	434	1,302	*
Kevin Comolli(9)	207,526	333	207,859	*
John J. Gavin, Jr.(10)	147,613	99,333	246,946	*
Gili Iohan(11)	25,090	333	25,423	*
Avrohom J. Kess(12)	868	434	1,302	*
Ohad Korkus(13)	97,870	3,144	101,014	*
Thomas F. Mendoza(14)	45,148	333	45,481	*
Rachel Prishkolnik(15)	3,661	333	3,994	*
Ofer Segev(16)	71,971	333	72,304	*
Fred van den Bosch(17)	118,614	333	118,947	*
All executive officers and directors as a group (15 persons)	1,506,899	549,832	2,051,731	1.9%
*	Represents beneficial ownership of less than one percent (1%).
(1)
For directors and executive officers, shares are deemed to be beneficially owned due to the individual’s right to acquire the shares upon the exercise of outstanding stock options or vesting of RSUs within 60 days from March 31, 2022 or upon termination of service other than for death, disability of involuntary termination.

(2)
Based solely on a Schedule 13G/A filed by Wellington Management Group on February 4, 2022. The address of Wellington Management Group is 280 Congress Street, Boston, MA 02210. Represents 9,416,654 shares of common stock over which Wellington Management Group has shared voting power and 12,220,491 shares of common stock over which Wellington Management Group has shared dispositive power.

24

(3)
Based solely on a Schedule 13G/A filed by The Vanguard Group on February 10, 2022. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Represents 202,315 shares of common stock over which The Vanguard Group has shared voting power, 9,992,950 shares of common stock over which The Vanguard Group has sole dispositive power and 297,041 shares of common stock over which The Vanguard Group has shared power to dispose.

(4)
Based solely on a Schedule 13G/A filed by BlackRock, Inc. on March 11, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Represents 9,572,996 shares of common stock over which BlackRock, Inc. has sole voting power and 9,942,342 shares of common stock over which BlackRock, Inc. has sole dispositive power.

(5)	Consists of (i) 227,017 shares held of record by Mr. Faitelson; and (ii) 420,000 shares subject to stock options exercisable within 60 days of March 31, 2022.
(6)	Consists of (i) 174,227 shares held of record by Mr. O’Boyle; and (ii) 30,000 shares held of record by the Jim O’Boyle 2014 Trust Family.
(7)	Consists of (i) 89,413 shares held of record by Mr. Raz; and (ii) 47,484 shares subject to stock options exercisable within 60 days of March 31, 2022.
(8)	Consists of (i) 868 shares held of record by Mr. Raz; and (ii) 434 shares subject to RSUs exercisable within 60 days of March 31, 2022.
(9)
Consists of (i) 16,951 shares held of record by Mr. Comolli; (ii) 190,575 shares held of record by Kevin E Comolli Living Trust Ltd 3/28/18, of which Mr. Comolli is the beneficiary; and (iii) 333 shares subject to RSUs exercisable within 60 days of March 31, 2022.

(10)
Consists of (i) 7,411 shares held of record by Mr. Gavin; (ii) 140,202 shares held of record jointly with Mr. Gavin’s spouse; (iii) 99,000 shares subject to stock options exercisable within 60 days of March 31, 2022; and (iii) 333 shares subject to RSUs exercisable within 60 days of March 31, 2022.

(11)	Consists of (i) 25,090 shares held of record by Ms. Iohan; and (ii) 333 shares subject to RSUs exercisable within 60 days of March 31, 2022.
(12)	Consists of (i) 868 shares held of record by Mr. Kess; and (ii) 434 shares subject to RSUs exercisable within 60 days of March 31, 2022.
(13)
Consists of (i) 97,870 shares held of record by Mr. Korkus; (ii) 2,811 shares subject to stock options exercisable within 60 days of March 31, 2022; and (iii) 333 shares subject to RSUs exercisable within 60 days of March 31, 2022.

(14)
Consists of (i) 45,097 shares held of record by Mr. Mendoza; (ii) 51 shares held of record by Mr. Mendoza as custodian for the benefit of Dylan M. O’Rand, Mr. Mendoza’s nephew; and (iii) 333 shares subject to RSUs exercisable within 60 days of March 31, 2022.

(15)	Consists of (i) 3,661 shares held of record by Ms. Prishkolnik; and (ii) 333 shares subject to RSUs exercisable within 60 days of March 31, 2022.
(16)	Consists of (i) 71,971 shares held of record by Mr. Segev; and (ii) 333 shares subject to RSUs exercisable within 60 days of March 31, 2022.
(17)	Consists of (i) 118,614 shares held of record by Mr. van den Bosch; and (ii) 333 shares subject to RSUs exercisable within 60 days of March 31, 2022.
25

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers in Fiscal Year 2021
The following individuals were our “named executive officers” (also referred to as “NEOs”) in fiscal 2021:
Named Executive Officer	Title
Yakov Faitelson	Chief Executive Officer, President and Chairman of the Board
Guy Melamed	Chief Financial Officer and Chief Operating Officer
David Bass	Executive Vice President of Engineering and Chief Technology Officer
James O'Boyle	Senior Vice President of Worldwide Sales
Gilad Raz	Chief Information Officer and Vice President of Technical Services
Overview
Our executive compensation program is overseen by our Compensation Committee to align with the Company’s short and long-term strategy. The Compensation Committee primarily assists the Board in fulfilling its compensation oversight responsibilities by ensuring best practices, which, among other things, include:
•	reviewing and recommending to the Board of Directors to approve the compensation of our Chief Executive Officer;
•	reviewing and approving compensation of all executive officers and establishing annual and long-term performance goals for these individuals;
•	reviewing and approving performance-based compensation of all executive officers, including incentive awards;
•	reviewing our director compensation program and recommending changes in director compensation to the Board of Directors, to the extent appropriate;
•	reviewing the existing incentive structure, taking into consideration investor feedback, business performance, and our strategic roadmap, in considering the efficacy of further enhancements; and
•	administering our equity compensation plans and programs.
The Compensation Committee consists of Mr. Comolli, Ms. Iohan and Ms. Prishkolnik. Mr. Comolli is the chairman of our Compensation Committee. This section discusses our compensation program, policies and practices as they relate to our named executive officers whose compensation information is presented in the tables that follow.
Compensation Philosophy and Objectives
The Compensation Committee’s fundamental philosophy is to closely link executive compensation with the achievement of pre-established performance goals and to promote a culture of aligning executive interests with those of the Company and its stockholders. The Compensation Committee’s objectives in the design and operation of our compensation program for our executive officers are as follows:
✔	attract, motivate and retain highly skilled executives;
✔	incentivize management to optimize the Company’s performance; and
✔	increase long-term stockholder value.
The Compensation Committee also strives to ensure that overall compensation is fair for the services rendered and that the compensation structure is transparent. As such, the key components of executive compensation are limited to a base salary, an annual incentive cash award based on the achievement of pre-established performance goals (including, in certain instances, sales compensation plans providing commission opportunities) and long-term incentive compensation in the form of stock-based awards. The Compensation Committee strives to ensure that our executive compensation aligns management with the Company’s annual and long-term plans and strategy.
26

Various key features of our executive compensation program are set forth below.
What we do	What we don’t do
✔ Pay a significant portion of executive compensation in the form of long-term incentive-based awards
✔ Include PSUs as a material component of long-term incentive-
based awards for executive officers
✔ Cap the maximum payout under our cash incentive plan and
PSUs
✔ Promote long-term focus through multi-year vesting
✔ Set challenging targets and performance metrics for our cash incentive plan and our performance-vesting long-term equity incentive awards
✔ Maintain a formal claw-back policy for cash and equity incentive programs
✔ Subject executives and directors to robust stock ownership guidelines
✔ Conduct an annual risk assessment of our compensation programs
✔ Engage an independent consultant to provide support and advice to the Compensation Committee

✘ Create a compensation program that will encourage excessive risk-taking
✘ Use the same performance metrics for cash incentive plans and PSUs
✘ Allow our executive officers, directors or employees to hedge, short sell, effect transactions in derivatives or pledge our stock
✘ Provide tax gross-ups in connection with severance, such as in a change of control
✘ Re-price underwater stock options
✘ Pay guaranteed bonuses
✘ Pay dividends or dividend equivalents on unearned PSUs or unvested
RSUs
✘ Guarantee equity incentive awards for our named executive officers
✘ Provide excessive or unusual perquisites

Setting Compensation Levels of Executive Officers
The Role of the Compensation Committee
The Compensation Committee reviews executive compensation at its meetings throughout the year and sets executive compensation based primarily on both the Company’s performance and executive management’s performance in executing the Company’s business strategy and optimizing the Company’s business performance. The Compensation Committee also considers the scope of an executive’s duties and responsibilities and individual executive performance. Our Chief Executive Officer reviews the performance of our other named executive officers and makes recommendations to the Compensation Committee with respect to compensation adjustments for such officers. However, the Compensation Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers. The Compensation Committee also considers discussions with stockholders and the results of say-on-pay votes when making compensation decisions. In 2021, the Compensation Committee considered that 84% of our stockholders voted in favor of our executive compensation program. In addition, in 2021, we reached out to stockholders representing approximately 95% of our outstanding shares of common stock, including our 50 largest stockholders, offering to discuss matters of interest. For more detail, see “Engagement with Stockholders.”
The duties and responsibilities of the Compensation Committee are set forth in its charter, which can be found on our website at https://ir.varonis.com/corporate-governance.
For 2021, a significant portion of each named executive officer’s total compensation was allocated to compensation in the form an annual performance-based incentive cash award and/or stock-based awards, in order to provide incentives to maintain and increase long-term stockholder value. The Compensation Committee also reviewed and considered total compensation in setting each element of compensation for our named executive officers. For more information, see “2021 Executive Compensation Elements—Mix of Pay.”
The Role of the Compensation Consultant
The Compensation Committee has engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to provide research and analysis and to make recommendations as to the form and level of executive compensation. The Compensation Committee also sought input from Compensia on executive compensation matters for 2021, including the design and competitive positioning of our executive compensation program, our peer group, appropriate compensation levels and evolving compensation trends.
The Compensation Committee considered the independence of Compensia as consultant to the Compensation Committee. In connection with this process, the Compensation Committee reviewed, among other items, documents from Compensia addressing the firm’s independence. In 2021, the Compensation Committee evaluated the work performed by Compensia and each of its senior advisors, and concluded that the engagement did not raise any conflict of interest.
The Role of the Chief Executive Officer
Our Chief Executive Officer provides the Compensation Committee with his views on the performance of each of the NEOs (other than himself) and also reviews the report prepared by Compensia providing research, analysis and recommendations as to the form and level of executive compensation. While the Chief Executive Officer made recommendations to the Compensation Committee regarding the 2021 compensation of each of the NEOs (other than himself) based on his assessment of Company and individual performance as well as his review of Compensia’s report analyzing the compensation of our executive officers for 2021, the Compensation Committee determines the form and level of executive compensation in its sole discretion.
27

The Role of Peer Companies and Competitive Positioning
As part of its review of executive compensation for 2021, the Compensation Committee reviewed the executive compensation arrangements at peer group companies. Our peer group includes comparable software companies that were selected based on specific financial criteria, including, but not limited to, revenue and market capitalization. For 2021, the Compensation Committee removed the following companies from the peer group used in 2020: AppFolio, Inc., EverQuote, Inc. and Forescout Technologies, Inc. These companies were removed either due to acquisitions, a change in revenue and/or market capitalization, or a change in business focus. The Compensation Committee added the following companies to the peer group: Alteryx, Inc., Appian Corporation, BlackLine, Inc., Five9 Inc., LiveRamp, Paylocity and PROS Holdings, Inc.
For 2021, our peer group consisted of the following companies:
•	Alteryx, Inc.	•	LiveRamp	•	Rapid7
•	Appian Corporation	•	Model N	•	SailPoint Technologies
•	BlackLine, Inc.	•	Paylocity	•	Tabula Rasa Healthcare
•	Cass Information Systems	•	PROS Holdings	•	Tenable Holdings, Inc.
•	Everbridge	•	Q2 Holdings	•	Upland Software
•	Five9, Inc.	•	Qualys	•	Upwork
In the course of its deliberations, the Compensation Committee reviewed executive compensation data compiled from the peer group companies, as contained in a report prepared by Compensia, in order to evaluate and confirm whether our executive compensation was within a reasonably competitive range and to set executive compensation for 2021. The Compensation Committee, however, did not set executive compensation or each element of compensation at a specific target percentile within the peer group. The Compensation Committee focuses on providing compensation that is fair for the services rendered and reflects an executive’s experience, performance and scope of responsibilities, closely linking executive compensation with the achievement of Company performance goals under the annual cash incentive program and long-term equity compensation program and promoting a culture of aligning executive interests with those of the Company and its stockholders.
2021 Executive Compensation Elements
Mix of Pay
The key elements of our executive compensation program for the year ended December 31, 2021 comprised three primary components, summarized below:
Element	Purpose	Key Features
Base Salary	Provide competitive baseline compensation and a level of cash income predictability and stability.	✔	Fixed cash compensation.
		✔	Amounts informed by external competitive market levels, accounting for factors such as scope of the position, individual performance and corporate performance.
		✔	Target reasonably competitive range among our compensation peer group.
Annual Cash Incentive Award	Reward the achievement of corporate performance during the year that drives the growth of the Company.	✔	Variable cash compensation governed by terms of plans.
		✔	Performance metrics under cash incentive plan for Messrs. Faitelson and Melamed include annual recurring revenue (“ARR”) and Non-GAAP operating income (loss).
		✔	Performance metrics under sales compensation plans for Messrs. O’Boyle and Raz include earned net revenues and renewal rate criteria, respectively.
		✔	Target bonus opportunity amount determined in consideration of external market data (to attain reasonably competitive range among compensation peer group).
		✔	Actual value based on Company financial performance.
Long-Term Equity Incentives	Align with the long-term interests of Varonis, our stockholders and our executives, while rewarding long-term sustainable value creation and driving retention.	✔	Variable equity-based compensation governed by award agreements.
		✔	Size of awards determined in consideration of external competitive market data.
✔
PSU metrics entail aggressive and challenging one-year revenue performance goals. Earned PSUs for our NEOs (other than our CEO) will vest ratably over three years, assuming their continued employment with the Company. With respect to our CEO, there is no release of earned PSUs until the three-year time vesting period is completed and he must remain employed with the Company at such time.

		✔	Target PSU opportunity amount is determined in consideration of external competitive market data.
		✔	RSUs generally have four-year ratable vesting and drive our goal of retaining top-tier talent.
28

*	“Equity-based” compensation reflects grant date fair values of the RSUs and PSUs. “At risk” compensation includes non-equity incentive compensation and long-term equity awards.
Executive officers are also eligible to receive other benefits as described below under “Other Elements of Compensation-Perquisites and Other Benefits.”
We believe that our executive pay mix strongly supports our pay-for-performance culture. The combination of annual cash incentive compensation and long-term equity incentive compensation for our Chief Executive Officer and other named executive officers is balanced to avoid the risk of emphasizing short-term gains at the expense of long-term performance. The focus on long-term incentives demonstrates our strong commitment to the alignment of management and stockholder interests over time.
➢
In 2021, approximately 94% of our CEO’s 2021 total target compensation and 92% of our non-CEO named executive officers’ total target direct compensation, on average, was “at risk” and subject to future performance to have any realized value.

➢
In 2021, approximately 90% of our CEO’s total target direct compensation and 90% of our non-CEO named executive officers’ total target direct compensation, on average, consisted of equity compensation which underscores our use of executive pay as a way to bring management interests in line with those of stockholders.

➢
Base salary, the primary element of our “fixed” pay for all named executive officers, serves to attract and retain top executive talent, and the use of this pay element is consistent with competitive market practices.

Our equity pay practices have also evolved over time to more closely align with our performance goals and more directly tie executive pay to key drivers of our business and our long-term strategy. In 2019, our CEO began to receive 50% of his long-term incentive award compensation in the form of PSUs. In 2021, our other NEOs began to receive PSUs as a portion of their long-term incentive award compensation. For Messrs. Melamed and O’Boyle, this portion represented 50% of their long-term incentive award compensation, and for Messrs. Bass and Raz, this portion represented 33%. In addition, for 2021, we eliminated the 10% individual performance component that was a discretionary part of the Annual Cash Incentive Compensation Program. Lastly, for 2022, the PSU component of the Long-Term Equity Incentive awards will be tied to two performance metrics. The Compensation Committee chose annual recurring revenues and operating cash flow in order to further promote stockholder alignment, as described below.
29

Base Salary
Base salary is the primary element of our “fixed” pay for all named executive officers, and which serves to attract and retain top executive talent. Our executive officers, including our named executive officers, receive a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee reviews and, as appropriate, adjusts the base salaries for our NEOs. The factors that the Compensation Committee considers in setting base salaries include the scope of job responsibilities, individual execution of Company strategies and contributions to Company success, Company-wide performance and comparability to market compensation.
In April 2020, in light of the disruption and uncertainty created by the global COVID-19 pandemic and resulting impact on business conditions, and in an effort to avoid reductions to our global workforce, our Compensation Committee recommended to the Board of Directors, which they subsequently approved, a salary reduction of up to 12.5% on a broad basis, with our named executive officers and highest compensated employees seeing the largest reductions. At the beginning of 2021, Board of Directors reinstated the annual base salaries for all employees, including our named executive officers, that were in place prior to the April 2020 reduction. Even with this reinstatement, the current base salaries for all named executive officers have not been increased since 2018.
Annual Cash Incentive Compensation
The purpose of the annual cash incentive program is to incentivize and reward our NEOs for the attainment of corporate financial goals on a quarterly basis. Although our quarterly results reflect seasonality in the sale of our products and services, with demand typically lowest in the first quarter and strongest in the fourth quarter, the dollar amount opportunity each quarter is equally weighted and difficult to attain, ensuring that management is properly motivated by challenging performance targets.
Mr. Faitelson and Mr. Melamed
Bonus Amounts and Performance Metrics
While we established sales commission plans for certain of our employees and executive officers to encourage and reward contributions to our long-term revenue growth, for our most senior executive officers, including our Chief Executive Officer and our Chief Financial Officer and Chief Operating Officer, our Compensation Committee believes that because these officers possess relatively greater responsibility and stewardship for the overall performance of our Company, they should instead participate in a cash incentive plan using multiple performance metrics. Accordingly, Messrs. Faitelson and Melamed participated in our 2021 Cash Incentive Plan, under which bonuses are earned in the form of quarterly and year-end bonus awards. For 2021, the Compensation Committee, based on a review of factors including the scope of job responsibilities, individual execution of Company strategies and contributions to Company success, Company-wide performance and comparability to market compensation (by reference to the report prepared by Compensia), maintained the target bonus opportunities for Messrs. Faitelson and Melamed from 2020, which have not been changed since 2018. Thus, effective as of January 1, 2021, the target cash incentive award opportunity for each of these NEOs was as follows:
Named Executive Officer	Target Cash Incentive Award Amount (% of salary)
Yakov Faitelson	$440,000 (78.6%)
Guy Melamed	$250,000 (62.5%)
Each of Messrs. Faitelson’s and Melamed’s annual cash incentive compensation for 2021 was earned for the applicable quarterly or annual period based on the weighting of factors as follows:
•	70% based on the quarterly and annual achievement of Company annual recurring revenue targets; and
•	30% based on the quarterly and annual achievement of Company non-GAAP operating income (loss) targets.
Unlike the 2020 Annual Cash Incentive Plan, the 2021 Annual Cash Incentive Plan does not contain a discretionary component.
The Compensation Committee set the annual and quarterly target amounts under the 2021 Cash Incentive Plan for each performance metric at the beginning of the fiscal year. No quarterly or annual payouts could be made unless we achieved a certain pre-established threshold level of corporate performance in respect of either the annual recurring revenue or non-GAAP operating income (loss) target for the applicable quarterly or annual period. Additionally, the 2021 Cash Incentive Plan provided for (i) a payout at 90% of the target bonus opportunity amount for the applicable quarterly or annual period if either of our annual recurring revenue or non-GAAP operating income (loss) performance equaled or exceeded the “threshold” amounts for such period, (ii) a payout at 100% of the target bonus opportunity amount for the applicable quarterly or annual period if we attained both of the annual recurring revenue targets and non-GAAP operating income (loss) targets for such period, (iii) a payout capped at 115% of the target bonus opportunity amount for the applicable quarterly or annual period if either of our annual recurring revenue or non-GAAP operating income (loss) performance equaled or exceeded the “stretch” amounts for such period, and (iv) a payout capped at 120% of the target bonus opportunity amount for the applicable quarterly or annual period if both of our annual recurring revenue and non-GAAP operating income (loss) performance equaled or exceeded the “stretch” amounts for such period.
The Compensation Committee chose annual recurring revenue and non-GAAP operating income (loss) as the corporate performance metrics under the 2021 Cash Incentive Plan. These measures work to promote the alignment of stockholder interests with those of our executive officers, because ARR is a key
30

performance indicator for subscription-based businesses, and because management is focused on balancing topline growth with non-GAAP operating margin expansion. The cap on total payouts of the annual recurring revenue and non-GAAP operating income (loss) components were set to manage potential incentive compensation costs and avoid incentivizing undue risk in our executive compensation program, while still maintaining appropriate incentives for these named executive officers.
The relevant performance targets under the 2021 Cash Incentive Plan, which are disclosed below, are pre-established and automatically adjusted for each quarter and/or annual period. Quarterly and/or annual bonus payouts earned for corporate performance between these performance targets were determined through linear interpolation.
Period	Corporate Performance Metric
	“Threshold” Payout		“Target” Payout		“Stretch” Payout
($m)	ARR	Non-GAAP Operating Income (Loss)*	ARR	Non-GAAP Operating Income (Loss)*	ARR	Non-GAAP Operating Income (Loss)*
Q1 2021	$298.55	($11.50)	$299.30	($11.00)	$300.50	($10.50)
Q2 2021	$314.05	($2.50)	$315.80	($1.75)	$319.25	($1.00)
Q3 2021	$335.05	$1.50	$338.05	$2.00	$344.25	$2.75
Q4 2021	$357.05	$16.25	$361.30	$18.75	$370.75	$21.25
Full Year	$357.05	$3.75	$361.30	$8.00	$370.75	$12.50
*
Non-GAAP operating income (loss) is calculated as operating income (loss) as included in our annual and/or quarterly financial statements, excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets, and (iv) acquisition-related expenses.

Determination of 2021 Cash Incentive Award Payouts
For fiscal 2021, based on corporate performance, including annual recurring revenues of $387.10 million and non-GAAP operating income of $25.24 million, Mr. Faitelson was awarded cash quarterly and annual bonuses in the aggregate amount of $528,000, and Mr. Melamed was awarded cash quarterly and annual bonuses in the aggregate amount of $300,000. Each of Messrs. Faitelson and Melamed thus achieved 120% of their target bonus opportunities on an annual basis. These bonus amounts included, for Mr. Faitelson, aggregate amounts of $369,600 allocated to annual recurring revenues (weighted at 70% of total bonus payout) and $158,400 allocated to non-GAAP operating income (loss) (weighted at 30% of total bonus payout), and for Mr. Melamed, aggregate amounts of $210,000 allocated to annual recurring revenue (weighted at 70% of total bonus payout) and $90,000 allocated to non-GAAP operating income (loss) (weighted at 30% of total bonus payout).
The following table illustrates in summary format the operation of the 2021 Cash Incentive Plan, including the amounts actually awarded:

				ARR Metric				Non GAAP Operating Income (Loss) Metric
Named Executive Officer	Percentage of Base Salary Allocated to Target	Target Bonus Opportunity	Period	Corporate Performance		Allocation Within Executive’s Bonus		Corporate Performance		Allocation Within Executive’s Bonus		Total Bonus Amount Awarded
				Target	Actual	Weight	Actual Bonus Payout	Target	Actual	Weight	Actual Bonus Payout
				(in millions )				(in millions )
Yakov Faitelson	78.6%	$440,000	Q1	$299.3	$306.9	70%	$369,600	($11.0)	($6.3)	30%	$158,400	$528,000
			Q2	$315.8	$328.2			($1.8)	$1.1
			Q3	$338.1	$354.2			$2.0	$8.1
			Q4	$361.3	$387.1			$18.8	$22.4
			FY	$361.3	$387.1			$8.0	$25.2
Guy Melamed	62.5%	$250,000	Q1	$299.3	$306.9	70%	$210,000	($11.0)	($6.3)	30%	$90,000	$300,000
			Q2	$315.8	$328.2			($1.8)	$1.1
			Q3	$338.1	$354.2			$2.0	$8.1
			Q4	$361.3	$387.1			$18.8	$22.4
			FY	$361.3	$387.1			$8.0	$25.2

31

Messrs. O’Boyle and Raz
Bonus Amounts and Performance Metrics
As heads of specific divisions of our Company, Messrs. O’Boyle and Raz participated in their own individual 2021 Sales Compensation Plan. Under these plans, Mr. O’Boyle was entitled to annual sales commissions based on the revenues which we generated from the sale of our products and services worldwide, and Mr. Raz was entitled to annual commissions based on certain renewal rate criteria, as described below. For 2021, the Compensation Committee, advised by Compensia and based on a review of factors including the scope of job responsibilities, individual execution of Company strategies and contributions to Company success, Company-wide performance, and comparability to market compensation, maintained the annualized target commission opportunity as a percentage of salary from 2020 for each of Messrs. O’Boyle and Raz. Effective as of January 1, 2021, the annual target sales commission opportunities for Messrs. O’Boyle and Raz were $350,000 and $40,000, respectively.
Named Executive Officer	Target Commission Bonus Amount (% of salary)
James O’Boyle	$350,000 (100%)
Gilad Raz	$40,000 (11.1%)
Pursuant to their 2021 Sales Compensation Plan, each of Messrs. O’Boyle and Raz had the opportunity to earn an annualized target commission for the year if the annualized earned net revenues target or certain renewal rate criteria, as applicable, was met, or a pro rata portion of their target compensation if their annualized earned net revenues or certain renewal rate criteria, as applicable, fell below such target.
For Mr. O’Boyle, for any amount in excess of 100% of the annualized earned net revenues target for 2021, he was entitled to receive 1.5% of any such excess. “Earned net revenues” refer to credited sales value that was actually collected by us. Thus, Mr. O’Boyle, who participated in the 2021 Sales Compensation Plan, only became entitled to receive his commission bonus payment after we collected the net revenues relating to such payments for those prior years. For 2021, Mr. O’Boyle was eligible to receive a portion of his commission upon the execution of a sale and the remainder upon collection of outstanding fees owed for that sale. The earned net revenues target under the 2021 Sales Compensation Plan is $374.5 million.
For Mr. Raz, for an achievement of 100% of the renewal rate criteria, he was entitled to 125% of the target commission bonus amount. “Renewal rate criteria” refers to the annual value of our subscription renewals divided by the expected annual value. This expected amount takes into consideration certain criteria, including the original purchase price, contract length and renewal timing. While the commission plan for Mr. Raz is reviewed annually, for 2021, Mr. Raz was eligible to receive his commission on a quarterly basis.
Determination of 2021 Sales Compensation Plan Bonus Payouts
Mr. O’Boyle received in 2021 an aggregate amount of commissions equal to $304,082, which represented the sum of (i) $154,796 resulting from collected net credited sales value under the 2021 Sales Compensation Plan; and (ii) $149,286 resulting from collected net revenues under his Sales Compensation Plans from 2020 and 2019. Assuming 100% collection of 2021 net revenues, Mr. O’Boyle would receive an additional amount equal to $172,843 as a commission bonus pursuant to the 2021 Sales Compensation Plan (which would be aggregated with the $154,796 already earned under the 2021 Sales Compensation Plan toward the target commission opportunity of $350,000 set for Mr. O’Boyle in 2021.
Mr. Raz received in 2021 an aggregate amount of commissions equal to $29,824, which represented the sum of (i) $20,290 resulting from collected net credited sales value under the 2021 Sales Compensation Plan; and (ii) $9,534 resulting from collected net revenues under his Sales Compensation Plans from 2020 and 2019. Mr. Raz would receive an additional amount equal to $10,222 as a commission bonus pursuant to the 2021 Sales Compensation Plan (which would be aggregated with the $20,290 already earned under the 2021 Sales Compensation Plan towards the target commission opportunity of $40,000 set for Mr. Raz in 2021.
Long-Term Equity Incentive Awards
The Compensation Committee grants stock-based awards under our 2013 Omnibus Equity Incentive Plan (the “2013 Plan”) to our named executive officers in order to provide long-term incentive compensation opportunities which align the long-term interests of management with those of the Company and its stockholders. The Compensation Committee believes that stock-based awards incentivize our named executive officers to optimize our long-term business performance and stockholder value.
32

Stock-based awards to our named executive officers are approved on an annual basis in amounts determined by the Compensation Committee. In 2021, the long-term incentive awards to our NEOs are comprised of PSUs as well as time-vesting RSUs. Below is a summary of the long-term incentive awards to our named executive officers in fiscal 2021.
Element	Purpose	Key Features
Performance-vesting RSUs (PSUs)	Incentivize continued focus on long-term performance.	•	PSUs for all NEOs are earned based on the achievement of revenue targets during fiscal year 2021.
		•	Subject to the achievement of the target, all earned PSUs by our CEO shall vest on February 29, 2024, subject to his continued employment with the Company.
		•	Subject to the achievement of the target, all earned PSUs by our NEOs other than the CEO are subject to three-year annual vesting, beginning on February 28, 2022.
		•	In addition, PSUs for all NEOs in 2022 will be earned based on the achievement of two performance targets, with 80% weighted to annual recurring revenues and 20% weighted to cash flow from operations.

Time-vesting RSUs (RSUs)	Promote retention of key talent in competitive industry.	•	Vest in four equal annual installments.
PSU Grants
During its annual executive compensation review in February 2019, the Compensation Committee determined to introduce PSUs to our CEO’s executive compensation package for the first time, and to allocate 50% of his long-term equity compensation to PSUs and 50% to RSUs. During its annual executive compensation review in February 2021, the Compensation Committee determined to introduce PSUs to the executive compensation packages for all NEOs (the “2021 PSUs”), as described below.
The 2021 PSUs awarded to our NEOs are earned based on the achievement of revenue targets in fiscal 2021, as described below. The one-year performance period design of the 2021 PSUs is consistent with other companies in the technology sector, where the rapid expansion and evolution of many companies, including our Company as illustrated by the completion of our subscription transition in just over one year, makes performance more difficult to estimate over a longer period. Structuring the 2021 PSUs in this manner ensures a continued focus on long-term performance while directly tying long-term compensation to the achievement of business goals. Subject to the achievement of the revenue target, all earned 2021 PSUs by our NEOs other than the CEO are subject to three-year annual vesting, beginning on February 28, 2022. The 2021 PSUs granted to our CEO only vest on February 29, 2024, subject to Mr. Faitelson’s achievement of the revenue target and continued employment at the end of such period. If Mr. Faitelson’s employment terminates prior to this date, he will not receive the earned 2021 PSUs, as they will not be vested. The maximum payout opportunity was capped at 300% of target shares, which can only be earned if the Company achieves revenue targets that the Compensation Committee believes to be appropriately challenging.
We believe that our grant terms, which required our NEOs to meet challenging performance targets for the year ending December 31, 2021, optimized their “at-risk” compensation and encouraged them to lead our Company in line with a longer-term strategic business plan carefully set out at the inception of the grant period. We used revenue as a performance measure for the 2021 PSUs because it is a key financial measure used by management to assess the Company’s execution. Additionally, the vesting period until February 29, 2024 for our CEO is intended to promote his retention at our Company as a critical executive in a competitive industry.
The following shows the February 2021 PSU awards granted to our named executive officers:
Named Executive Officer	Number of 2021 PSUs Granted
Yakov Faitelson	67,491
Guy Melamed	35,934
David Bass	28,086
James O’Boyle	28,455
Gilad Raz	20,721
33

The 2021 PSU performance targets for revenue were as follows:
Revenue Target*	2021 PSU Payout Opportunity
Less than $361.5 million	0% of PSUs will be earned
$361.5 million	50% of PSUs will be earned
$366.0 million	100% of PSUs will be earned
$375.0 million	200% of PSUs will be earned
$394.0 million and above	300% of PSUs will be earned
*For PSUs earned for actual results that are between revenue thresholds, linear interpolation is used to determine the earned percentage.
Determination of 2021 PSU Payout
The Company’s actual revenue performance in 2021 was $390.1 million, and as such, the earned 2021 PSU payout percentage was 279.4%, subject to the vesting requirements. As a result, the 2021 PSUs earned by each NEO in 2021 are set forth below.
Named Executive Officer	Number of 2021 PSUs Earned
Yakov Faitelson	188,570
Guy Melamed	100,401
David Bass	78,474
James O’Boyle	79,506
Gilad Raz	57,897
2019 PSUs (CEO)
In 2019 Mr. Faitelson was granted PSUs which are earned and vest in three equal installments based on the achievement of applicable annual 2019, 2020 and 2021 target percentages of total license revenue derived from subscription revenue (the “2019 PSUs”). Amounts earned with respect to the 2019 and 2020 performance periods were restricted in a trust account and were ultimately released to Mr. Faitelson on February 28, 2022, after he met the continued employment requirement. The target number of shares underlying the 2019 PSUs for all three years was 115,608 (divided into approximately one-third for each of the three years), with a maximum payout opportunity capped at 200% of target shares. In respect of 2021 performance period, the target number of shares underlying the 2019 PSUs was 39,306, with a maximum payout opportunity capped at 200% of target shares.
The performance target for subscription revenue percentages for 2021, along with the 2019 PSU payout, was as follows:
Subscription Revenue Percentage for the 2021 period (January 1, 2021 to December 31, 2021)	Earned PSUs (Expressed as a Percentage of Target Number of PSUs Subject to Grant and Absolute Amount)
Less than 60%	0% of PSUs will be earned
60%	50% of PSUs will be earned or 19,653
75%	100% of PSUs will be earned or 39,306
85% or more	200% of PSUs will be earned or 78,612
The 2021 performance targets were initially set in February 2019 and were based on our 2018 financial results and planned transition to a subscription model, which included considerable internal analysis and a review of the historical subscription growth rates at other companies that had undertaken a subscription transition, many of which took more than three years to complete. The performance targets were believed to be appropriately aggressive as a performance metric to incentivize strong subscription revenues growth in 2019 and thereafter, while remaining mindful of the volatility that the transition could introduce into our financial results. They were subsequently reevaluated in April 2019 after reviewing our first quarter 2019 financial results, as we saw that we were transitioning more quickly than anticipated and determined that the percentages would need to be substantially increased to remain challenging and create robust incentives. In June 2019, we (i) decreased the target number of PSUs from 66,642 to 39,306, while increasing the percentage of shares potentially available for maximum PSU payout from 170% to 200% of target, and (ii) extended the performance period from a single, one-year performance period to three one-year performance periods, based on the achievement of higher annual target subscription revenue percentages for each of three years (based on our analysis of similar companies), and for all underlying shares to be released only in 2022.
Determination of 2019 PSU Payout for CEO
For fiscal 2021, 99% of our license revenues were from subscriptions, such that 78,612 shares vested under the 2019 PSUs (subject to the deferred receipt feature described above), which represented 200% of the target 2019 PSU amount for the 2021 performance period.
34

2022 PSUs
In addition, during its annual executive compensation review in February 2022, the Compensation Committee determined that the 2022 PSUs for all NEOs should be tied to two performance metrics – annual recurring revenues (weighted at 80%) and cash flow from operations (weighted at 20%). The Compensation Committee believes this to be appropriate, as ARR is a key performance indicator for subscription-based businesses and aligns with how our customers are increasingly purchasing our solutions through subscriptions and in the cloud. In addition, the introduction of cash flow from operations as a performance metric is appropriate, as it is an important component of how management measures the business.
RSU Grants (CEO and Other NEOs)
In February 2021, the Compensation Committee approved a regular annual grant of time-based RSU awards under the 2013 Plan to Messrs. Faitelson, Melamed, O’Boyle, Bass and Raz (the “February 2021 RSU Awards”). One quarter of the February 2021 RSU Awards will vest annually upon the last calendar day of the month of February, beginning on February 28, 2022, subject to the executive officer’s continued service with us on each applicable vesting date. The February 2021 RSU Awards will be settled in shares of the Company’s common stock within 30 days of each applicable vesting date, subject to the terms and conditions set forth in the applicable RSU award agreement.
In determining the size of the awards granted to each named executive officer, the Compensation Committee intended to reward and motivate our named executive officers to drive the financial performance of the Company. The Compensation Committee targeted award sizes that would be within a reasonably competitive range of market practice among the Company’s peers.
The following shows the February 2021 RSU Awards granted to our named executive officers:
Named Executive Officer	Number of RSUs
Yakov Faitelson	67,491
Guy Melamed	35,934
David Bass	56,172
James O’Boyle	28,455
Gilad Raz	41,442
Other Elements of Compensation
Perquisites and Other Benefits
We do not provide perquisites or other personal benefits to our named executive officers. Our compensation program for our named executive officers includes employee health and welfare benefits, including participation in the Company’s life, health and disability insurance and similar benefit programs (including our 401(k) plan) on the same general terms as other participants in these programs. We make matching contributions to our 401(k) plan for Messrs. Faitelson, Melamed, Raz and O’Boyle. We also provide a car allowance to certain of our employees, including, among our named executive officers, Messrs. Faitelson, Melamed and O’Boyle.
In addition, with respect to Israeli employees, we provide recreation pay as well as contributions to an education fund and to a government-mandated pension fund. Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, or termination without cause (and other circumstances as defined under Israeli law). We make monthly contributions on behalf of our Israeli employees, including Mr. Bass, to a pension plan. Pension plan funds provide a combination of 6.5% of the monthly salary to the pension component (generally including disability insurance), 8.3% of the monthly salary to the severance component and employee contributions of 6% of his or her salary to the pension component. Our full-time Israeli employees, including Mr. Bass, are entitled to participate in an education fund plan, pursuant to which each employee who participates in the plan contributes an amount equal to 2.5% of his or her salary to the education fund and we contribute 7.5% of his or her salary, up to the maximum amount exempted from tax.
Change of Control and Severance
We have entered into employment agreements with all of our NEOs. Please refer to the sections titled “Executive Employment Agreements” and “Potential Payments Upon Termination or Change in Control” for more information regarding the general terms of the employment agreements with Messrs. Faitelson, Melamed, Bass, O’Boyle and Raz, including termination provisions. The Company does not provide “gross-up” payments or tax reimbursements, in each case, with respect to “excess parachute payments” under Section 280G of the Internal Revenue Code (“Section 280G”) pursuant to any agreements with the named executive officers, including the employment agreements.
Managing Compensation-Related Risks
We have adopted various policies and practices intended to mitigate risks associated with our executive and director compensation programs. For a description of our claw-back policy, anti-hedging and anti-pledging policies and executive and director stock ownership guidelines and retention requirements, see “Information Regarding the Board of Directors and Corporate Governance—Other Policies and Practices.”
35

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee, made up entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in these proxy materials. Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Kevin Comolli (Chairperson)
Gili Iohan
Avrohom J. Kess
Rachel Prishkolnik
36

EXECUTIVE COMPENSATION
The following summary compensation table sets forth the cash and non-cash compensation paid to or earned by our named executive officers. In each case, compensation is shown for the years during which compensation disclosure was required over the last three completed fiscal years of the Company: the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021, respectively.
Summary Compensation Table
Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Yakov Faitelson	2021	560,000	–	9,250,316	528,000	34,127(3)	10,372,443
Chief Executive Officer and President	2020	532,000	–	5,290,849	367,168	11,400	6,201,417
	2019	560,000	–	7,399,928	523,169	11,200	8,494,297

Guy Melamed	2021	400,000	–	4,925,114	300,000	19,776(3)	5,644,890
Chief Financial Officer and Chief Operating Officer	2020	380,000	–	5,584,606	208,618	11,400	6,184,624
	2019	400,000	–	4,164,000	297,255	11,200	4,872,455

David Bass(4)
Executive Vice President of Engineering and Chief Technology Officer	2021	381,271	–	5,774,201	–	58,257(5)	6,213,729
	2020	335,826	–	6,049,415	–	51,841	6,437,082
	2019	345,725	–	4,164,000	–	54,989	4,564,715

James O’Boyle	2021	350,000	–	3,900,042	304,082	20,794(3)	4,574,918
Senior Vice President of Worldwide Sales	2020	332,500	–	3,304,373	268,877	18,955	3,924,705
	2019	350,000	60,000	1,665,600	275,829	26,226	2,377,655

Gilad Raz	2021	360,000	–	4,260,030	29,824	11,600(3)	4,661,454
Chief Information Officer and VP of Technical Services	2020	342,000	–	2,073,026	33,928	11,400	2,460,354
	2019	360,000	–	1,332,480	27,930	11,200	1,731,610
(1)
Represents the grant date fair value of each award computed in accordance with FASB ASC Topic 718 (“Topic 718”). For a summary of the assumptions made in the valuation of the awards, please see Note 2.k, “Accounting for Stock-Based Compensation,” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021. The grant date value of the 2021 PSUs as reported assumed performance at the target payout level. Pursuant to SEC rules (which require us to report the maximum grant date fair value if not already represented in the Summary Compensation Table), the grant date fair value of the 2021 PSUs for our NEOs assuming performance at the maximum payout level is as follows: Mr. Faitelson $13,875,474; Mr. Melamed $7,387,671; Mr. Bass $5,774,201; Mr. O’Boyle $5,850,063; and Mr. Raz $4,260,030. For information on the actual payout to our NEOs under the 2021 PSUs, see “Compensation Discussion and Analysis—Long-Term Equity Incentive Awards—2021 Executive Compensation Elements—PSU Grants.”

(2)
Represents performance-based (i) annual bonuses earned by Messrs. Faitelson and Melamed in respect of Company and individual performance in the applicable fiscal year and (ii) annual sales commissions paid to Messrs. O’Boyle and Raz in the applicable fiscal year. The material terms of the non-equity incentive plan compensation paid to named executive officers in our last completed fiscal year are described in the section entitled “Compensation Discussion and Analysis—2021 Executive Compensation Elements—Annual Cash Incentive Compensation.”

(3)
Amounts reported for 2021 include Company matching contributions to the 401(k) savings plan as follows: Mr. Faitelson $11,600; Mr. Melamed $11,600; Mr. O’Boyle $11,600; and Mr. Raz $11,600. Amounts reported also include car allowances as follows: Mr. Faitelson $22,527; Mr. Melamed $8,176; and Mr. O’Boyle $9,194.

(4)
Certain amounts payable to Mr. Bass were paid in New Israeli Shekels. The exchange rate used for the purpose of the Summary Compensation Table as related to fiscal year 2021 is $1.00 = NIS 3.2308, which was the average exchange rate for fiscal 2021.

(5)	For 2021, includes disability insurance benefits, contributions to pension and severance funds and recreation pay as required under Israeli law.
37

Grants of Plan-Based Awards for Fiscal 2021
The following table provides information regarding: (i) annual non-equity incentive plan awards under the Company’s 2021 Cash Incentive Plan and 2021 Sales Compensation Plan; and (ii) RSU and PSU awards under the 2013 Plan.
Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Yakov Faitelson			396,000	440,000	528,000	—	—	—	—	—
RSUs	2/11/21	2/4/21	—	—	—	—	—	—	67,491	4,625,158
PSUs	2/11/21	2/4/21	—	—	—	33,746	67,491	202,473	—	4,625,158
Guy Melamed			225,000	250,000	300,000	—	—	—	—	—
RSUs	2/11/21	2/4/21	—	—	—	—	—	—	35,934	2,462,557
PSUs	2/11/21	2/4/21	—	—	—	17,967	35,934	107,802	—	2,462,557
David Bass	—		—	—	—	—	—	—	—	—
RSUs	2/11/21	2/4/21	—	—	—	—	—	—	56,172	3,849,467
PSUs	2/11/21	2/4/21	—	—	—	14,043	28,086	84,258	—	1,924,734
James O’Boyle			—	350,000	—	—	—	—	—	—
RSUs	2/11/21	2/4/21	—	—	—	—	—	—	28,455	1,950,021
PSUs	2/11/21	2/4/21	—	—	—	14,228	28,455	85,365	—	1,950,021
Gilad Raz			—	40,000	—	—	—	—	—	—
RSUs	2/11/21	2/4/21	—	—	—	—	—	—	41,442	2,840,020
PSUs	2/11/21	2/4/21	—	—	—	10,361	20,721	62,163		1,420,010
(1)
Represents the threshold, target and and/or maximum cash payout opportunities for fiscal 2021 under our 2021 Cash Incentive Plan and 2021 Sales Compensation Plan. Pursuant to their 2021 Sales Compensation Plan, each of Messrs. O’Boyle and Raz had the opportunity to earn an annualized target commission for the year if the annualized earned net revenues target or certain renewal rate criteria, as applicable, was met, or a pro rata portion of their target compensation if their annualized earned net revenues or certain renewal rate criteria, as applicable, fell below such target. As related to Mr. O’Boyle, for any amount in excess of 100% of the annualized earned net revenues target for 2021, he was entitled to receive 1.5% of any such excess. As related to Mr. Raz, for an achievement of 100% the renewal rate criteria, he was entitled to 125% of the target commission bonus amount. As a result, there was no threshold or maximum payout. For more information regarding our 2021 Cash Incentive Plan and 2021 Sales Compensation Plan, see “Compensation Discussion and Analysis—2021 Executive Compensation Elements—Annual Cash Incentive Compensation.”

(2)
Represents shares of our common stock underlying the 2021 PSUs granted under our 2013 Plan to our NEOs. Mr. Faitelson’s PSUs, to the extent earned after the one-year performance period, will vest on February 29, 2024, subject to Mr. Faitelson’s continued employment at the end of such period. The PSUs for all other NEOs, to the extent earned, will vest immediately after the one-year performance period.

(3)
Represents shares of our common stock underlying RSUs granted under our 2013 Plan, subject to ratable time-based vesting over four years upon the last calendar day of the month of February beginning on February 28, 2021, subject to the individual’s continued employment at the applicable vesting date.

(4)
Represents the grant date fair value of RSU and PSU awards computed in accordance with Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 2.k, “Accounting for Stock-Based Compensation,” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

38

Executive Employment Agreements
The current employment agreements with each of Messrs. Faitelson and O’Boyle became effective upon the completion of our initial public offering, and the current employment agreements with Messrs. Melamed, Bass and Raz became effective April 1, 2017, March 1, 2018 and January 1, 2019, respectively. Unless terminated earlier, the employment agreements have a term of three years following the effective date, subject to automatic one-year renewals unless either party provides ninety days’ written notice to the other prior to the expiration of the term. According to the employment agreements, each executive will receive an annual base salary, which may be increased during the employment term (but not decreased other than pursuant to an across-the-board reduction that applies to all employees or to senior executives), in the sole discretion of the Compensation Committee, and as related to our Chief Executive Officer the sole discretion of the Board of Directors after recommendation of the Compensation Committee. The current base salaries for fiscal year 2022 of Messrs. Faitelson, Melamed, O’Boyle, Bass and Raz are $560,000, $400,000, $350,000, $381,271 and $360,000, respectively.
With respect to Messrs. Faitelson and Melamed, the employment agreements also provide for an annual target bonus opportunity. Messrs. Faitelson’s and Melamed’s current annual target bonus opportunities for fiscal year 2022 are $440,000 and $250,000, respectively. With respect to Messrs. O’Boyle and Raz, the employment agreements provide for an annual target commission bonus opportunity. Messrs. O’Boyle’s and Raz’s current annual target commission bonus opportunities for fiscal year 2022 are $350,000 and $40,000, respectively.
Outstanding Equity Awards at Fiscal Year End 2021
The following table shows information regarding outstanding equity awards held by each named executive officer as of our fiscal year end, December 31, 2021.
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Yakov Faitelson	8/7/2014	255,000	–	7.00	8/7/2024	–	–	–	–
	2/20/2015	105,000	–	9.96	2/20/2025	–	–	–	–
	2/17/2016	60,000	–	5.62	2/17/2026	–	–	–	–
	2/15/2018	–	–	–	–	112,500(2)	5,487,750	–	–
	2/14/2019	–	–	–	–	57,804(3)	2,819,679	–	–
	2/14/2019	–	–	–	–	–	–	78,612(5)	3,834,693
	2/13/2020	–	–	–	–	63,729(6)	3,108,701	–	–
	2/13/2020	–	–	–	–	169,944(7)	8,289,868	–	–
	2/11/2021	–	–	–	–	–	–	–	–
	2/11/2021	–	–	–	–	–	–	188,570(9)	9,198,444
Guy Melamed	2/15/2018	–	–	–	–	45,000(3)	2,195,100	–	–
	2/14/2019	–	–	–	–	112,500(4)	5,487,750	–	–
	2/13/2020	–	–	–	–	135,000(6)	6,585,300	–	–
	2/11/2021	–	–	–	–	35,934(8)	1,752,861	–	–
	2/11/2021	–	–	–	–	–	–	100,40110)	4,897,561
David Bass	2/15/2018	–	–	–	–	41,250(2)	2,012,175	–	–
	2/14/2019	–	–	–	–	112,500(3)	5,487,750	–	–
	2/13/2020	–	–	–	–	146,250(6)	7,134,075	–	–
	2/11/2021	–	–	–	–	56,172(8)	2,740,070	–	–
	2/11/2021	–	–	–	–	–	–	78,474(10)	3,827,962
James O’Boyle	2/15/2018	–	–	–	–	37,500(2)	1,829,250	–	–
	2/14/2019	–	–	–	–	45,000(3)	2,195,100	–	–
	2/13/2020	–	–	–	–	78,750(6)	3,841,425	–	–
	2/11/2021	–	–	–	–	28,455(8)	1,388,035	–	–
	2/11/2021	–	–	–	–	–	–	79,506(10)	3,878,303
Gilad Raz	3/21/2014	4,500	–	13.29	3/21/2024	–	–	–	–
	5/12/2014	26,370	–	7.34	5/12/2024	–	–	–	–
	8/7/2014	4,998	–	7.00	8/7/2024	–	–	–	–
	11/11/2014	5,466	–	7.22	11/11/2024	–	–	–	–
	2/20/2015	6,150	–	9.96	2/20/2025	–	–	–	–
	2/15/2018	–	–	–	–	11,250(2)	548,775	–	–
	8/2/2018	–	–	–	–	3,750(11)	182,925	–	–
	2/14/2019	–	–	–	–	36,000(3)	1,756,080	–	–
	2/13/2020	–	–	–	–	49,500(6)	2,414,610	–	–
	2/11/2021	–	–	–	–	41,442(8)	2,021,541	–	–
	2/11/2021	–	–	–	–	–	–	57,89710)	2,824,216
(1)	Represented unvested shares subject to RSUs. The market value is based on the closing price of our common stock on December 31, 2021, which was $48.78 per share.
39

(2)
The shares subject to the RSU award vest, and an equal number of shares of our common stock are deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 28, 2019, subject to the grantee continuing to be employed by us through each such date.

(3)
The shares subject to the RSU award vest, and an equal number of shares of our common stock are deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 28, 2020, subject to the grantee continuing to be employed by us through each such date.

(4)	The market value is based on the closing price of our common stock on December 31, 2021, which was $48.78 per share.
(5)
Represents the number of PSUs that were eligible to be earned in February 2022 based on the achieved performance level in 2021. All such shares time-vested on February 28, 2022, subject to Mr. Faitelson’s continued employment through such date.

(6)
The shares subject to the RSU award vest, and an equal number of shares of our common stock are deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 28, 2021, subject to the grantee continuing to be employed by us through each such date.

(7)
Represents the number of PSUs that were earned on February 4, 2021 based on the achievement performance level in 2020. All such shares are eligible to time-vest on February 28, 2023, subject to Mr. Faitelson’s continued employment through such date.

(8)
The shares subject to the RSU award vest, and an equal number of shares of our common stock are deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of February beginning on February 28, 2022, subject to the grantee continuing to be employed by us through each such date.

(9)
Represents the number of PSUs that were eligible to earned in February 2022 based on the achieved performance level in 2021. All such shares are eligible to time-vest on February 29, 2024, subject to Mr. Faitelson’s employment through such date.

(10)
Represents the number of PSUs that were eligible to be earned in February 2022 based on the achieved performance level in 2021. All such shares are eligible to time-vest, and an equal number of shares of common stock will be deliverable to the grantee, in three equal annual installments upon the last calendar day of the month of February beginning on February 28, 2022, subject to the grantee’s continued employment through such date.

(11)
The shares subject to the RSU award vest, and an equal number of shares of our common stock are deliverable to the grantee, in four equal annual installments upon the last calendar day of the month of August beginning on August 31, 2019 subject to the grantee continuing to be employed by us through each such date.

Option Exercises and Stock Vested for Fiscal 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Yakov Faitelson	22,068	1,268,131	290,742(3)	17,748,376
Guy Melamed	-	-	212,175	12,952,853
David Bass	-	-	247,575	15,152,025
James O’Boyle	104,823	6,444,184	108,807	6,607,778
Gilad Raz	-	-	147,675	9,018,585
(1)
The value realized on exercise of stock option awards is based on the difference between the closing market price of our common stock on the date of exercise of the option award and the exercise price of the option.

(2)	The value realized on vesting of stock awards granted is based on the closing market price of our common stock on the date of vesting of the stock award.
(3)
Includes 76,302 PSUs that were earned on February 4, 2021 based on the achieved maximum performance level in 2020. Out of these 76,302 shares, 48,686 shares were sold on March 1, 2021 for the purpose of covering tax due in connection with the earned PSUs. The remaining 27,616 shares time-vested and were released from escrow to Mr. Faitelson on February 28, 2022, subject to his continued employment through such date.

Pension Plans
We did not maintain a pension plan requiring disclosure under SEC rules for any of our named executive officers in fiscal year 2021.
Non-Qualified Deferred Compensation
We did not maintain a non-qualified deferred compensation plan for any of our named executive officers in fiscal year 2021.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Termination Provisions of Employment Agreements
Upon a termination by us without “cause” (as defined in the respective employment agreements) or upon a termination by the executive for “good reason” (as defined in the respective employment agreements) and provided that the executive signs and does not revoke a general release of claims, the executive will be entitled to the following severance benefits: (i) with respect to Messrs. Faitelson and O’Boyle, a lump sum payment equal to one time the
40

executive’s base salary, and with respect to Messrs. Melamed, Bass and Raz, a lump sum payment equal to one-half times the executive’s base salary; and (ii) with respect to Messrs. Faitelson and Melamed, an amount equal to a pro rata portion of the annual bonus that each would have earned for the year of termination based on actual performance, and with respect to Messrs. O’Boyle and Raz, an amount equal to the amount of the annual commissions earned but not paid prior to the executive’s date of termination.
Upon a termination by us without “cause” or upon a termination by the executive for “good reason” within the one-year period following a “change in control” (as defined in the respective employment agreements) (and, in the case of Mr. Bass, provided that he signs and does not revoke a general release of claims), the executive will be entitled to the following enhanced severance benefits: (i) for Messrs. Faitelson and O’Boyle, a lump sum payment equal to one and a half times the executive’s base salary and for Messrs. Melamed, Bass and Raz, a lump sum payment equal to one time the executive’s base salary, (ii) for Messrs. Faitelson and Melamed, an amount equal to the executive’s target annual bonus for the year of termination, and for Messrs. O’Boyle and Raz, an amount equal to the executive’s target annual commission opportunity for the year of termination to the extent not previously paid, and (iii) for Messrs. Faitelson, Melamed, O’Boyle and Raz, immediate vesting of all of the executive’s then outstanding equity-based awards (referred to as “double trigger” vesting).
The employment agreement with Mr. Bass also provides that upon a “change in control” (as defined in the 2013 Plan and related agreements), Mr. Bass will be entitled to immediate vesting of all of his outstanding equity-based awards. Additionally, the employment agreement with Mr. Raz provides that upon a “change in control” (as defined in the 2013 Plan and related agreements), Mr. Raz will be entitled to immediate vesting of 50% of his outstanding equity-based awards.
If the executive’s employment is terminated by us for cause, due to death or “disability” (as defined in the respective employment agreements) or due to the executive’s resignation without good reason, the executive will not be entitled to any further compensation or benefits other than any accrued but unpaid base salary, reimbursement for any business expenses properly incurred by executive prior to the date of termination and vested benefits, if any, to which the executive may be entitled under the terms of the Company’s employee benefit plans as of the date of termination.
The Company does not provide gross-up payments or tax reimbursements, in each case, with respect to “excess parachute payments” under Section 280G. The employment agreements of Messrs. Faitelson, Melamed, O’Boyle and Raz do provide that, in the event that any payments treated as “parachute payments” (within the meaning of Section 280G) made to the executive would fail to be deductible to the Company due to the impact of Section 280G, and subject the executive to the excise tax provisions of Section 4999 of the Internal Revenue Code, such payments would be reduced to an amount that would not trigger the loss of deduction and excise tax, unless the executive would be in a better economic position (on an after-tax basis) in receiving all amounts and paying the excise tax (and all other required taxes).
The employment agreements contain standard twelve-month post-termination non-competition and non-solicitation covenants. If the executive breaches any of the restrictive covenants, we are not required to make any of the severance payments listed above, and we can require the executive to repay any of the severance payments previously made.
Treatment of Equity
The outstanding and unvested equity awards held by our named executive officers are governed by the terms of the 2013 Plan and, in the case of certain outstanding stock options, the 2005 Stock Plan (the “2005 Plan”), as well as their respective employment agreements. For more information, see “Termination Provisions of Employment Agreements.”
Quantification
The tables below reflect the amount of compensation that would have been payable to each of our named executive officers under any contract, agreement, plan, or arrangement with us that provides for any payment to such executive in the event of termination of such executive’s employment or termination in connection with a change in control of the Company, in each case assuming the termination and change in control occurred effective as of December 31, 2021. The amount of compensation payable to each named executive officer upon “involuntary termination without cause or for good reason,” and “involuntary termination without cause or termination for good reason following change in control,” as applicable, is shown below. The tables are prepared on a stock-split adjusted basis with respect to the number of shares and price per share based on the closing price of our common stock on the last business day of our 2021 fiscal year.
41

Named Executive Officer Cash Benefits and Payments upon Termination
Name	Involuntary Termination Without Cause or for Good Reason(1)	Involuntary Termination Without Cause or Termination for Good Reason Following a Change in Control(2)
Yakov Faitelson	$1,088,000	$1,280,000
Guy Melamed	$500,000	$650,000
David Bass	$190,636	$387,271
James O’Boyle	$654,082	$875,000
Gilad Raz	$209,824	$400,000
(1)
Includes (i) a lump sum payment equal to one times base salary for Messrs. Faitelson and O’Boyle and one-half times base salary for Messrs. Melamed, Bass and Raz and (ii) with respect to Messrs. Faitelson and Melamed, an amount equal to a pro rata portion of the annual bonus that each would have earned for the year of termination based on actual performance, and with respect to Messrs. O’Boyle and Raz, an amount equal to the amount of the annual commissions earned but not paid prior to the executive’s date of termination, as detailed in the table below:

Name	Lump Sum Cash Payment	Pro Rata Annual Bonus
Yakov Faitelson	$560,000	$528,000
Guy Melamed	$200,000	$300,000
David Bass	$190,636	-
James O’Boyle	$350,000	$304,082
Gilad Raz	$180,000	$29,824
(2)
Includes (i) a lump sum payment equal to one and a half times base salary for Messrs. Faitelson and O’Boyle and one times base salary for Messrs. Melamed, Bass and Raz and (ii) an amount equal to the executive’s target annual bonus for the year of termination for Messrs. Faitelson and Melamed and an amount equal to the executive’s target annual commission opportunity for the year of termination to the extent not previously paid for Messrs. O’Boyle and Raz, as detailed in the table below.

Name	Lump Sum Cash Payment	Target Bonus Payment
Yakov Faitelson	$840,000	$440,000
Guy Melamed	$400,000	$250,000
David Bass	$387,271	-
James O’Boyle	$525,000	$350,000
Gilad Raz	$360,000	$40,000
Named Executive Officer Acceleration of Outstanding Equity Awards upon Change in Control or Termination
	Change in Control		Involuntary Termination within One Year of Change of Control(1)
Name	Number of Shares Underlying Accelerated RSUs and PSUs	Value of Shares Underlying Accelerated RSUs and PSUs(2)	Number of Shares Underlying Accelerated RSUs and PSUs	Value of Shares Underlying Accelerated RSUs and PSUs
Yakov Faitelson	–	–	700,790(3)	$34,184,536
Guy Melamed	–	–	364,368(4)	$17,773,871
David Bass	384,258(6)	$18,744,105	–	–
James O’Boyle	–	–	218,160(5)	$10,641,485
Gilad Raz	81,332(7)	$3,967,351	81,332(7)	$3,967,351
(1)
The employment agreements for Messrs. Faitelson, Melamed, O’Boyle and Raz provide for immediate vesting of all of the executive’s then outstanding equity-based awards upon a qualifying termination within 12 months following a change in control transaction. Acceleration of the outstanding equity awards would also occur in the event that the awards are not assumed or substituted by the acquiring company in the change in control transaction. In the event that outstanding equity awards are assumed or substituted in connection with the change in control transaction, the outstanding awards would vest on a double trigger basis, requiring a qualifying termination of employment upon or following the change in control.

(2)	The value is based on the closing market price of our common stock on December 31, 2021, which was $48.78.
(3)
Mr. Faitelson’s shares include 301,524 unvested RSUs, 152,604 earned and unvested PSUs granted in February 2019, 37,412 unearned and unvested PSUs granted in February 2019, 169,944 earned and unvested PSUs granted in February 2020, and 39,306 unearned and unvested PSUs granted in February 2021 in each case and as related to unearned and unvested PSUs assuming a payout at the target level, in accordance with the terms of the 2013 Plan, for the applicable performance periods.

(4)
Mr. Melamed’s shares include 328,434 unvested RSUs and 35,934 unearned and unvested PSUs granted in February 2021 assuming a payout at the target level, in accordance with the terms of the 2013 Plan, for the applicable performance periods.

(5)
Mr. O’Boyle’s shares include 189,705 unvested RSUs and 28,455 unearned and unvested PSUs granted in February 2021 assuming a payout at the target level, in accordance with the terms of the 2013 Plan, for the applicable performance periods.

42

(6)
Mr. Bass’s employment agreement provides that upon a change in control transaction, Mr. Bass will be entitled to immediate vesting of all of his outstanding equity-based awards. Mr. Bass’s shares include 356,172 unvested RSUs and 28,086 unearned and unvested PSUs granted in February 2021 assuming a payout at the target level, in accordance with the terms of the 2013 Plan, for the applicable performance periods.

(7)
Mr. Raz’s employment agreement provides that upon a change in control transaction, Mr. Raz will be entitled to immediate vesting of 50% of his outstanding equity-based awards. Mr. Raz’s shares include 141,942 unvested RSUs and 20,721 unearned and unvested PSUs granted in February 2021 assuming a payout at the target level, in accordance with the terms of the 2013 Plan, for the applicable performance periods.

DIRECTOR COMPENSATION
The Compensation Committee, with input from its independent compensation consultant Compensia, periodically reviews and evaluates director compensation and makes recommendations to the Board. Our Board reviews director compensation periodically to ensure that the director compensation package remains competitive such that we are able to recruit and retain qualified directors. Certain highlights of Board compensation are included below.
Restricted stock units
On average, our non-employee directors currently receive more than 80% of their annual compensation from us in the form of RSUs (based on the grant date fair value of approximately $190,000 for annual grants).

Director stock ownership guidelines
Each of our directors is required to beneficially own shares of our common stock with the equivalent value, as of the acquisition date, of at least five times his or her aggregate annual cash retainer, by the date of the fifth anniversary of his or her appointment (provided that directors as of the date of the guidelines’ adoption must achieve their applicable levels of ownership on an accelerated basis, within two years after adoption). For more information, see “Information Regarding the Board of Directors and Corporate Governance—Other Policies and Practices.”

Compensation review	The Compensation Committee reviews the appropriateness of our director compensation.
We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings. None of our employee directors receives additional compensation for his or her service on the Board.
Non-employee directors receive the following cash compensation for Board and Board committee services, as applicable, paid on a quarterly basis:
•	$30,000 per year for service as a Board member;
•	$20,000 per year for service as the chairperson of the Audit Committee and $7,500 per year for service as a member (other than as chair) of the Audit Committee;
•	$10,500 per year for service as the chairperson of the Compensation Committee and $5,000 per year for service as a member (other than as chair) of the Compensation Committee;
•
$7,500 per year for service as the chairperson of the Nominating and Corporate Governance Committee and $3,500 per year for service as a member (other than as chair) of the Nominating and Corporate Governance Committee;

•	$7,500 per year for service as the chairperson of the Technology Committee and $3,500 per year for service as a member (other than as chair) of the Technology Committee; and
•	$19,000 per year for services as Lead Director.
In addition, each non-employee director is entitled to receive an award of RSUs under the 2013 Plan in the amount of $190,000 each year following the date of our Annual Meeting of Stockholders. Accordingly, in May 2021, each non-employee director received an award of RSUs under the 2013 Plan in the amount of $190,000 (which, in 2021, resulted in a grant of 3,993 RSUs). Each such RSU will vest over one year with respect to 1/12 of the RSUs upon the end of each calendar month following the date of the grant, subject to the director’s continued service on the Board.
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2021:
Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Kevin Comolli	49,500	190,027	239,527
John J. Gavin, Jr.	76,000	190,027	266,027
Gili Iohan	36,250	190,027	226,277
Ohad Korkus	37,500	190,027	227,527
Thomas F. Mendoza	30,000	190,027	220,027
Rachel Prishkolnik	17,500	190,027	207,527
Ofer Segev	37,500	190,027	227,527
Rona Segev-Gal	19,250	-	19,250
Fred van den Bosch	41,000	190,027	231,027
(1)
Cash fees for fiscal 2021 were pro-rated for Rachel Prishkolnik and Rona Segev-Gal to reflect the corresponding time in which they served as directors. Carlos Aued and Avrohom J. Kess were appointed to the Board of Directors in January 2022 and did not receive compensation in fiscal 2021.

43

(2)	Represents the grant date fair value of the RSU awards granted on May 25, 2021, based on a price per share of the Company at the closing of the trading day of $47.59.
The following table shows the aggregate number of outstanding stock options and RSU awards held by each of our non-employee directors as of December 31, 2021:
Director	Unexercised Options Outstanding (#)	Unvested Restricted Stock Units Outstanding (#)
Kevin Comolli	-	1,331
John J. Gavin, Jr.	99,000	1,331
Gili Iohan	-	1,331
Ohad Korkus	2,811	1,331
Thomas F. Mendoza	-	1,331
Rachel Prishkolnik	-	1,331
Ofer Segev	-	1,331
Fred van den Bosch	-	1,331
CHIEF EXECUTIVE OFFICER PAY RATIO
Pursuant to Item 402(u) of Regulation S-K and the Dodd-Frank Act, we are required to disclose in this proxy statement the ratio of the annual total compensation of our CEO to that of our median employee.
Pay Ratio
Based on SEC rules for this disclosure and applying the methodology described below, the median employee’s annual total compensation for 2021 was $196,224. Thus, the ratio of our CEO’s annual total compensation for 2021 to the median employee’s annual total compensation for 2021 was approximately 53 to 1 (based on our CEO’s annual total compensation for 2021 as reported in the “Executive Compensation-Summary Compensation Table” of $10,372,443).
The ratio of annual total compensation excluding equity awards for 2021 was approximately 9 to 1.
Methodology
For purposes of identifying our median compensated employee, we used our global employee population as of December 31, 2021, which is the last day of our fiscal year. We did not exclude any employees from our calculations. We calculated the annual total cash compensation (salary, wages, overtime and bonus) from our payroll records for all employees of the Company (excluding our Chief Executive Officer) during fiscal year 2021. We believe that annual total cash compensation is a consistently applied compensation measure at Varonis and most appropriate for determining the median employee. In making this determination, we annualized the compensation for those employees who were hired during fiscal year 2021, as permitted under SEC rules. We did not make any cost-of-living adjustments in identifying the median employee. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for Mr. Faitelson's annual total compensation in the Summary Compensation Table for fiscal year 2021.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth the number of shares of our common stock subject to outstanding stock options, RSUs and PSUs under (i) our 2013 Plan and 2005 Plan, (ii) the Polyrize Security Ltd. 2019 Share Incentive Plan, as amended (the “Polyrize Plan”), which was assumed by the Company in connection with the acquisition by the Company of Polyrize Security Ltd. in the fourth quarter of 2020, and (iii) our 2015 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2021. As of December 31, 2021, future grants may not be made pursuant to the 2005 Plan and Polyrize Plan. In the event of certain changes in our capitalization, such as a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our common stock, our Compensation Committee will make appropriate adjustments to (i) under our 2005 Plan, 2013 Plan and Polyrize Plan, the aggregate and individual share limits and to the number, class and/or exercise price under outstanding awards in order to prevent undue diminution or enlargement of the benefits or potential benefits available and (ii) under our ESPP, the number and class of shares or other securities that are reserved for issuance and the option price.
Plan Category	Numbers of Securities to be Issued upon Exercise of Outstanding Options, RSUs and PSUs(1)	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)(2)(3)
Equity compensation plans approved by security holders	9,125,714	$7.11(4)	3,231,433(5)
Equity compensation plans not approved by security holders	—	—	—
Total	9,125,714		3,231,433
(1)	Pursuant to SEC guidance, includes the number of PSUs granted to our CEO issuable at the maximum payout level.
(2)
The Company initially reserved 5,713,899 shares of common stock for issuance under the 2013 Plan. The number of shares of common stock available for issuance under the 2013 Plan was increased on January 1, 2016, and will be increased each January 1 thereafter, by four percent (4%) of the number

44

of shares of our common stock issued and outstanding on each December 31 immediately prior to the date of increase, except that the amount of each increase will be limited to the number of shares of common stock necessary to bring the total number of shares of our common stock available for grant and issuance under the 2013 Plan to five percent (5%) of the number of shares of common stock issued and outstanding on each such December 31. Between January 1, 2016 and December 31, 2021, the share reserve under the 2013 Plan has been automatically increased by an aggregate of 24,217,741 shares.
(3)
The Company initially reserved 1,500,000 shares of common stock for purchase under the ESPP. The number of shares of common stock available for issuance under the ESPP was increased on January 1, 2016 and will be increased each January 1 thereafter, by an amount equal to the lesser of (i) one percent (1%) of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase, except that the amount of each such increase will be limited to the number of shares of common stock necessary to bring the total number of shares of common stock available for issuance under the ESPP to two percent (2%) of the number of shares of common stock issued and outstanding on each such December 31, or (ii) 1,200,000 shares of common stock. Between January 1, 2016 and December 31, 2021, the share reserve under the ESPP has been automatically increased by an aggregate of 3,004,765 shares.

(4)	Since RSU and PSU awards have no exercise price, they are not included in the weighted-average exercise price calculation in this column.
(5)
Represents, as of December 31, 2021, 1,546,163 shares of common stock that remained available for issuance under the 2013 Plan and 1,685,270 shares of common stock that remained available for purchase under the ESPP. There are no shares available for future grant under the 2005 Plan and under the Polyrize Plan.

TRANSACTIONS WITH RELATED PERSONS
We describe below “related party transactions,” or transactions and series of similar transactions, since the beginning of our 2021 fiscal year, to which we were a party or will be a party, in which (setting aside certain exceptions outlined in Item 404(a) of Regulation S-K):
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, director nominees, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family members thereof, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.
Indemnification Agreements
We have entered into indemnification agreements with certain directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Employment Relationships
Carlos Aued became a director of the Company in January 2022. His daughter, Alexa Kusovitsky, has been employed by the Company since 2014 and her total compensation in 2021 was approximately $163,000, which is commensurate with her peers.
Policies and Procedures for Related Person Transactions
We have adopted a written related person transactions policy by which all “related party transactions” that we enter into (as defined in Item 404(a) of Regulation S-K and described above) must receive the approval of our Audit Committee, or other independent members of the Board of Directors, in the event that it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. In approving or rejecting a transaction, our Audit Committee may consider all facts and information that are available and deemed relevant by the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
45

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on May 25, 2022 at 10:00 a.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/VRNS2022.
Why am I being provided with these materials?
We are providing you with a Notice of Internet Availability which contains instructions about how to access our proxy materials in connection with the solicitation by the Board of Directors to be used at the Annual Meeting and at any adjournment or postponement thereof. The Notice of Internet Availability was sent on or about April 12, 2022 to our stockholders of record as of the close of business on March 31, 2022. The proxy materials, including the Notice of Annual Meeting and this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are also available on the internet at www.proxyvote.com.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/VRNS2022. If you were a stockholder of record as of March 31, 2022 (the “Record Date”), or you own your shares in “street name” (in an account at a brokerage firm, bank, dealer or other similar organization) and hold a valid proxy for the Annual Meeting from the stockholder of record as of the Record Date, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VRNS2022;
•	assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/VRNS2022 on the day of the Annual Meeting;
•	webcast starts at 10:00 a.m. Eastern Daylight Time;
•	stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and
•
you will need your 16-digit control number included on the Notice of Internet Availability of Proxy Materials (if a stockholder of record) to virtually enter the Annual Meeting. If you hold your shares in “street name”, you should contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

Will I be able to participate in the virtual Annual Meeting on the same basis that I would be able to participate in an in-person meeting?
The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders. We designed the format of the virtual Annual Meeting to ensure, to the best of our ability, that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We are:
•
providing stockholders with the ability to submit appropriate questions in real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits. Live questions may be submitted online beginning shortly before the start of the Annual Meeting at www.virtualshareholdermeeting.com/VRNS2022; and

•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. In addition, answers to appropriate live questions that we were unable to answer at the Annual Meeting will be posted on our Investor Relations website as soon as practicable after the meeting.

If you are experiencing technical difficulties with the virtual meeting platform before or during the Annual Meeting, please call 844-986-0822 (toll-free) or 303-562-9302 (international) for technical support.
Who can vote at the Annual Meeting?
Stockholder of Record
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any adjournments thereof. On this Record Date, there were 109,566,197 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.
If as of the close of business on March 31, 2022 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a “stockholder of record.” As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy over the telephone, through the internet or by using a proxy card delivered to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
46

Beneficial Owner of Shares Held in “Street Name”
If as of the close of business on March 31, 2022 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of 2022 Annual Meeting of Stockholders is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote.
•	Proposal 1: Election of four Class II director nominees listed in the Proxy Statement, each for a term of three years;
•	Proposal 2: Non-binding vote to approve the compensation of our named executive officers (“say-on-pay”); and
•
Proposal 3: Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (“E&Y”), as the independent registered public accounting firm of the Company for 2022.

What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “for” all the nominees to the Board of Directors or you may “withhold” your vote for any nominee you specify. For the non-binding vote to approve the executive compensation and the ratification of E&Y as our independent registered public accounting firm, you may vote “for” or “against” or abstain from voting.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.
If you are a stockholder of record, there are four ways you can vote: online during the Annual Meeting, online prior to the Annual Meeting, over the telephone or by mail, as set forth below.
•
Online During the Annual Meeting. You may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VRNS2022, entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials or your proxy card, and following the on-screen instructions.

•
Mail. You may vote using a proxy card that may be delivered to you. Simply complete, sign and date the proxy card where indicated and return it promptly in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, you must indicate your name and title or capacity. Your signed proxy card must be received by May 24, 2022.

•
Telephone. To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included in the Notice of Internet Availability of Proxy Materials. Your telephone vote must be received by 11:59 p.m., Eastern Daylight Time, on May 24, 2022 to be counted.

•
Online Prior to the Annual Meeting. To vote through the internet, go to www.proxyvote.com and follow the instructions on how to complete an electronic proxy card. You will be asked to provide the 16-digit control number included in the Notice of Internet Availability of Proxy Materials or proxy card. Your internet vote must be received by 11:59 p.m., Eastern Daylight Time, on May 24, 2022 to be counted.

If you are a beneficial owner of shares in “street name”, you should have received a Notice of 2022 Annual Meeting of Stockholders containing voting instructions from your broker, bank or other agent rather than from the Company. Simply follow the voting instructions in the Notice of 2022 Annual Meeting of Stockholders to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, mail, email or by other means of communication, without extra compensation. We may also reimburse brokerage firms, banks and other agents for their reasonable charges and expenses incurred in forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?
If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, it generally means that your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices of Internet Availability of Proxy Materials to ensure that all of your shares are voted.
47

Can I revoke my proxy or change my vote after submitting my proxy?
Yes. You may revoke your proxy or change your vote at any time before the final vote at the Annual Meeting. If you are the stockholder of record, you may revoke your proxy or change your vote in any one of the following ways:
•	Mail. You may submit another properly completed proxy card with a later date that is received no later than May 24, 2022.
•	Telephone. You may grant a subsequent proxy by telephone before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on May 24, 2022.
•	Internet. You may grant a subsequent proxy through the internet before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on May 24, 2022.
•
Advance Written Notice. You may send a timely written notice to the attention of our Chief Financial Officer and Chief Operating Officer at Varonis Systems, Inc., 1250 Broadway, 29th Floor, New York, NY 10001, stating that you are revoking your proxy and provided such statement is received no later than May 24, 2022.

•
Attend the Annual Meeting. You may attend the Annual Meeting and vote. Simply attending the meeting will not, by itself, revoke your proxy. In such case, only your latest internet proxy submitted will be counted.

Your most current proxy card or telephone or internet proxy is the one that is counted.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.
What is the quorum requirement?
A majority of the shares of common stock entitled to vote must be present or represented by proxy to constitute a quorum at the Annual Meeting. Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for purposes of determining a quorum.
What will be the result if, as a record holder, I submit my signed proxy card, but do not make specific instructions?
If, as a record holder, you properly submit your signed proxy card without making specific instructions, your shares will be voted in the manner recommended by our Board of Directors as follows: “for” each of the four Class II director nominees (Proposal No. 1); “for” the non-binding, advisory approval of the compensation of our named executive officers (Proposal No. 2); and “for” the ratification of the appointment of our independent registered public accounting firm (Proposal No. 3). If any other matters not included in this Proxy Statement properly come before the Annual Meeting, the shares represented by the proxy will be voted by the holders of the proxies in accordance with their best judgment to the extent permitted by SEC rules. The proxy may be removed at any time prior to exercise by the means discussed above under “Can I revoke my proxy or change my vote after submitting my proxy?”
What is a “broker non-vote” and how does it affect voting on each proposal?
A “broker non-vote” occurs if you hold your shares in street name (rather than as a record holder) and do not provide voting instructions to your broker on a proposal, and your broker does not have discretionary authority to vote on such proposal. See “How many votes are needed to approve each proposal?” for a discussion of which proposals do and do not permit discretionary voting by brokers.
How many votes are needed to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted.
Proposal	Vote Required	Effect of Abstention	Broker Discretionary Voting Allowed?
Proposal No. 1: Election of Directors
Plurality of votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the four nominees receiving the highest number of affirmative “for” votes will be elected. Only votes “for” or “withheld” will affect the outcome of the vote.
		Not applicable.	No, and thus will have no effect on the outcome of the vote.
Proposal No. 2: Non-Binding Approval of Compensation of Named Executive Officers	Majority of the voting power of the shares of stock entitled to vote thereon that are present in person or represented by proxy.	Will count as a vote “against” the proposal.	No, and thus will have no effect on the outcome of the vote.
Proposal No. 3: Ratification of the Appointment of E&Y	Majority of the voting power of the shares of stock entitled to vote thereon that are present in person or represented by proxy.	Will count as a vote “against” the proposal.	Yes.
48

OTHER MATTERS
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Varonis stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that, we or they, will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request householding of your communications, please notify your broker or us by contacting James Arestia, Vice President, Investor Relations, at 1250 Broadway, 29th Floor, New York, NY 10001, or (646) 640-2149.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and certain persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of reports filed with the SEC and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during fiscal year 2021, except for one late Form 4 filing for Yakov Faitelson, with respect to two earned PSU awards (filed on February 12, 2021), and one late Form 4 filing for Gilad Raz, with respect to the sale of shares to cover taxes upon a vesting event (filed on September 17, 2021).
Stockholder Proposals and Nominations for 2023 Annual Meeting of Stockholders
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and be received by James Arestia, Vice President, Investor Relations, at 1250 Broadway, 29th Floor, New York, NY 10001, no later than the close of business on December 13, 2022, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. If, however, our 2023 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary of our 2022 Annual Meeting of Stockholders, then the deadline is a reasonable amount of time before we begin to print and send the proxy materials for the 2023 Annual Meeting of Stockholders.
If you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting of Stockholders that is not to be included in the Company’s proxy materials for that meeting, the proposal must be received by James Arestia, Vice President, Investor Relations, at the address above no later than the close of business on February 24, 2023 nor earlier than the close of business on January 25, 2023. The notice must contain certain information as specified in our bylaws. If, however, our 2023 Annual Meeting of Stockholders is called for a date that is more than thirty (30) days before or seventy (70) days after such anniversary date, notice by the stockholder shall be timely only if delivered to or mailed and received at the principal executive offices of the Company (a) not earlier than the close of business (Eastern time) on the one hundred and twentieth (120th) day prior to such annual meeting and (b) not later than the later of the close of business (Eastern Time) on the ninetieth (90th) day prior to such annual meeting and the close of business (Eastern Time) on the date ten (10) days following the day on which such public disclosure of the date of the annual meeting is first made.
In no event will the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The bylaws are posted on our website at https://ir.varonis.com/corporate-governance.
By Order of the Board of Directors,

Chief Executive Officer, President
and Chairman of the Board of Directors
A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Varonis Systems, Inc., Attn: James Arestia, Vice President, Investor Relations, 1250 Broadway, 29th Floor, New York, NY 10001, or (646) 640-2149. You may also access this Annual Report, along with all our filings made electronically with the SEC, including on Forms 10-Q and 8-K, on our website at https://ir.varonis.com/financials-and-filings/.
49

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VRNS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68241-P69407

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VARONIS SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect four Class II director nominees named herein to the Board of Directors to hold office until the 2025 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Carlos Aued
02) Kevin Comolli
03) John J. Gavin, Jr.
04) Fred van den Bosch

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To approve, on a non-binding basis, the executive compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, as the independent registered public accounting firm of the Company for 2022.	☐	☐	☐

NOTE: To conduct such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D68242-P69407

VARONIS SYSTEMS, INC.
Annual Meeting of Stockholders
May 25, 2022 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Yakov Faitelson and Guy Melamed, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VARONIS SYSTEMS, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT, on May 25, 2022, at www.virtualshareholdermeeting.com/VRNS2022, and any adjournment or postponement thereof.

The undersigned hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Statement and proxy materials, and revoke(s) any proxy or proxies heretofore given to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is signed but no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Continued and to be signed on reverse side